                                 CONFORMED COPY

                              Dated 19 August 1999





               (1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.


                       (2) THE VENDORS (AS DEFINED HEREIN)

                                     - AND -

      (3) MR. NATHAN KIRSH (AS VENDORS' REPRESENTATIVE (AS DEFINED HEREIN))


                                   ----------


                                    AGREEMENT

                        for the acquisition of the whole
             of the issued share capital and other equity interests
                       of Meridian VAT Corporation Limited


                                   ----------




The securities to be issued in accordance with this agreement have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of any other jurisdiction, and may not be offered or sold unless the securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, which may include offers and sales in compliance with Regulation S under the Securities Act. Hedging transactions involving these securities may also not be conducted unless in compliance with the Securities Act.


                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638-1111
                               Fax: 0171-972-7990

                                MAM/DRS/P99700001

                                           CONTENTS

CLAUSE                                                                                 PAGE

1.  INTERPRETATION.....................................................................   2
2.  SALE AND PURCHASE..................................................................   8
3.  COMPLETION.........................................................................   9
4.  WARRANTIES.........................................................................  12
5.  PURCHASER'S WARRANTIES.............................................................  19
6.  RESTRICTIONS.......................................................................  20
7.  ANNOUNCEMENTS, ETC.................................................................  22
8.  APPOINTMENT OF VENDORS' REPRESENTATIVE.............................................  22
9.  COSTS..............................................................................  23
10. EFFECT OF COMPLETION...............................................................  24
11. ENTIRE AGREEMENT...................................................................  25
12. WAIVER, AMENDMENT..................................................................  25
13. FURTHER ASSURANCES.................................................................  25
14. NOTICES............................................................................  25
15. COUNTERPARTS.......................................................................  26
16. INVALIDITY.........................................................................  27
17. ASSIGNMENT.........................................................................  27
18. GOVERNING LAW AND DISPUTE MECHANISM................................................  27
SCHEDULE 1.............................................................................  28
The Vendors............................................................................  28
SCHEDULE 2.............................................................................  39
Particulars relating to the Company....................................................  39
SCHEDULE 3.............................................................................  40
Particulars relating to Subsidiaries...................................................  40
SCHEDULE 4.............................................................................  59
Warranties.............................................................................  59
SCHEDULE 5.............................................................................  86
Purchaser Warranties...................................................................  86
SCHEDULE 6.............................................................................  89
The Properties.........................................................................  89
SCHEDULE 7.............................................................................  98
Dispute Resolution and Arbitration Procedure...........................................  98
SCHEDULE 8............................................................................. 103
Affiliate Loan Schedule................................................................ 103

THIS AGREEMENT is made on 19 August 1999

BETWEEN:-

(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC, a Georgia corporation whose principal address is at 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339, USA (the "PURCHASER" or "PRG");

(2) the persons or entities whose names and addresses are set out in column 1 of schedule 1 (individually a "VENDOR" and together the "VENDORS"); and

(3) MR. NATHAN KIRSH, care of Kirsh Industries Limited, 9 Summit Road, Dunkeld West, Johannesberg 2196, South Africa ("MR. KIRSH").

RECITALS

(A) PRG is in the business of auditing accounts payable, expenses, capital expenditures, freight bills and invoices and various other payment arrangements or obligations between its clients and their suppliers, vendors, carriers, landlords and taxing authorities for the purpose of identifying and documenting overbilling by and refund, credit or chargeback claims for overpayments to, the clients' suppliers, vendors, carriers, landlords and taxing authorities or future cost reductions, efficiencies or other savings (the "AUDIT ACTIVITIES"), managing, processing, handling, reporting and transmitting freight information, data and/or records, freight payment, logistics (including rate negotiation and supply chain management) and other related services (the "FREIGHT ACTIVITIES") and rendering management advisory services associated with the Audit Activities and Freight Activities (the "ADVISORY ACTIVITIES") (collectively, such Audit Activities, Freight Activities and Advisory Activities being the "PRG BUSINESS").

(B) Meridian VAT Corporation Limited (the "COMPANY") is a private limited company incorporated in Jersey under number 18278, further details of which are set out in schedule 2.

(C) The Company is a holding company for a group of companies engaged in the business of:-

               (i) collecting, evaluating, processing and submitting claims for refunds of value added tax ("VAT") paid on business services purchased primarily in the countries forming part of the European Union;

               (ii) collecting, evaluating, processing and submitting claims for refunds of VAT paid by European haulage companies on their foreign fuel purchases through a net-invoicing service company known as Transporter's VAT Reclaim Limited ("TVR") a joint venture operated in conjunction with Deutscher Kraftverkehr, Ernst Grimmke GmbH & Co. KG ("DKV"); and

               (iii) performing related VAT registration services for existing and prospective client companies

         (the "BUSINESS").

(D) The Vendors are at the date hereof the beneficial owners of all of the Equity Interests, being:

       (i) the numbers of Shares of which each of the Vendors is the beneficial owner being set out opposite his or its name in columns 2, 3 and 4 of part A of schedule 1; and

       (ii) the amount of the Affiliate Loans in which each of the Vendors is beneficially interested being set out opposite his or its name in columns 4 and 8 of part B of schedule 1,

       such Equity Interests including the whole of the issued share capital of the Company.

(E) Mr. Kirsh has agreed to act as representative of the Vendors in certain respects.

(F) This Agreement sets out the terms and conditions pursuant to which at Completion the Vendors will sell and the Purchaser will purchase all of the Equity Interests.

THE PARTIES HEREBY AGREE AS FOLLOWS:-

1.      INTERPRETATION

1.1 The following provisions shall have effect for the interpretation of this agreement.

1.2 The following words and expressions and abbreviations shall, unless the context otherwise requires, have the following meanings:-

        "ACCOUNTS" means the audited consolidated financial statements of the Group comprising the balance sheet of the Company, the consolidated balance sheet, profit and loss account and cash flow statement of the Group together with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the Accounts Date;

        "ACCOUNTS DATE" means 31 December 1998;

        "AFFILIATE" means any Key Employee, director or Significant Shareholder of any member of the Group and any person who is connected with or controls any of the foregoing persons or entities;

        "AFFILIATE LOANS" means the loans to the Company or any Subsidiary made by any Affiliate, the principal amounts and interest owing on which are set out in columns 2, 3, 6 and 7 of part B of schedule 1 and the movements on which in the two years prior to the date of this agreement are set out in schedule 8;

        "BANK OF IRELAND FACILITY" means a facility agreement dated 15 March 1994 between Meridian VAT Processing (International) Limited and others as borrowers, Meridian VAT Reclaim Limited and The Investment Bank of Ireland (as the same may from time to time be amended);

        "BHF LOAN AGREEMENT" means a loan agreement dated 3 April 1996 between TVR and BHF BANK AG (as the same may from time to time be amended);

        "BUSINESS INTELLECTUAL PROPERTY" means Intellectual Property used in the business of the Company and the Subsidiaries;

        "CLOSING PRICE" means the closing sale price per share of PRG Common Stock at Completion, or, if Completion occurs at a time when the United States NASDAQ National Market is closed, the closing sale price per share of PRG Common Stock for the previous business day's trading (in each case such price being as reported in The Wall Street Journal published on the immediately following business day);

        "COMPANY" means the company described in Recital (B), save for the purposes of schedule 4, where it shall have the meaning given to it in clause 4.22;

        "COMPLETION" means the completion of the sale and purchase of the Equity Interests in accordance with clause 3;

        "COMPLETION DATE" means the date on which Completion takes place, in accordance with clause 3.1;

        "COMPUTER SYSTEMS" means all computer systems including without prejudice to the generality of the foregoing, computer processors, computer programs, data entered into, created and currently stored by such computer systems and all other computer hardware, software or peripherals;

        "CONSIDERATION SHARES" means 6,114,375 shares of PRG Common Stock, to be issued in accordance with clause 2.4;

        "DEED OF INDEMNITY" means the deed of indemnity in respect of Tax in the agreed form;

        "DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by the Vendors' Representative on behalf of the Vendors to the Purchaser, disclosing exceptions to the Warranties;

        "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, security interest or other third party right or interest (legal or equitable) over or in respect of the relevant asset, security or right;

        "EQUITY INTERESTS" means the Shares and the Affiliate Loans;

        "ESCROW AGENT" means the First Union National Bank appointed as escrow agent pursuant to the Indemnity Escrow and Stock Pledge Agreement;

        "ESCROW FUND" shall have the meaning given to such term in clause 3.1 of the Indemnity Escrow and Stock Pledge Agreement;

        "ESCROW SHARES" has the meaning given to it in clause 3.6 of this agreement;

        "FEROLITO NON COMPETITION AGREEMENT" means the agreement to be entered into on Completion between the Purchaser and Ms. Ferolito in the agreed form;

        "FINANCIAL STATEMENTS" means the unaudited financial statements of the Group, comprising the consolidated balance sheet and consolidated profit and loss account of the Group, as at and for the six months ended on 30 June 1999;

        "GAAP" means the generally accepted accounting principles of the relevant jurisdiction;

        "GROUP" means the Company and the Subsidiaries;

        "HOLDING COMPANY" has the meaning given to it in section 736 of the Companies Act 1985;

        "INDEMNITY ESCROW AND STOCK PLEDGE AGREEMENT" means the agreement to be entered into on Completion between the Purchaser, the Vendors, the Vendors' Representative and the Escrow Agent in the agreed form;

        "INTELLECTUAL PROPERTY" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, e-mail addresses, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which now subsist in any part of the world;

        "KEY EMPLOYEE" means any senior management employee of the Group who has executive responsibilities in relation to a significant business unit of the Group or who is capable of influencing the policy and direction of the Group;

        "LIQUIDITY FACILITY" means the liquidity agreement between, amongst others, Euro VAT Securitisation Limited and National Westminster Bank plc dated 29 May 1998;

        "MERIDIAN RECLAIM SUBSCRIPTION AGREEMENT" means the subscription agreement dated 12 August 1993 between Ki Corporation (1), Denor Trust
        (2), Caversham Trustees Limited (on behalf of The Baron Settlement) (3) Deborah Ferolito (4) and Meridian VAT
        Reclaim Limited (5);

        "MR. STIEFEL" means Mr. Barry Abraham Stiefel of 5 Carlyle Close, London N2 0QU, a director of the Company and chairman of Meridian VAT Reclaim Operations Limited;

        "MS. FEROLITO" means Deborah Ferolito, a director of the Company and the Vendor listed at number 5 in part A of schedule 1;

        "POOLING OF INTERESTS" has the meaning given to such expression in the United States Accounting Principles Board Opinion No 16 and related literature;

        "PRG COMMON STOCK" means the common stock of PRG, no par value per share, in issue from time to time;

        "PRG GROUP" means PRG and its subsidiary undertakings and associated companies from time to time, all of them and each of them as the context admits;

        "PROPERTIES" means the properties described in schedule 6 or any part or parts thereof and "PROPERTY" means any one of them;

        "PURCHASER'S DISCLOSURE LETTER" means a letter of today's date together with attachments thereto addressed by the Purchaser to the Vendors disclosing exceptions to the Purchaser's Warranties;

        "PURCHASER'S SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA and Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3450;

        "PURCHASER'S WARRANTIES" means the warranties set out in schedule 5;

        "RECEIVABLES FINANCING AGREEMENT" means the receivables financing agreement dated 30 June 1999 between Barclays Bank plc and Meridian VAT Processing (International) Limited and others (as the same may from time to time be amended);

        "REGISTRATION RIGHTS AGREEMENT" means the agreement to be executed on Completion by the Purchaser and the Vendors in the agreed form;

        "RELEVANT SUBSIDIARIES" means Meridian VAT Reclaim Operation Limited, Meridian VAT Processing (International) Limited, Meridian VAT Processing (N. America) Limited, Meridian VAT Processing (Japan) Limited, Meridian VAT Reclaim (UK) Limited, Vatclaim International (UK) Limited, Meridian VAT Reclaim GmbH and Meridian VAT Reclaim Inc.;

        "SEC" means the United States Securities and Exchange Commission;

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time;

        "SECURITY ASSIGNMENT OF CONTRACTS" means a security assignment of contracts dated 30 June 1999 between Barclays Bank Plc and Meridian VAT Processing (International) Limited and others (as the same may from time to time be amended) entered into in connection with the Receivables Financing Agreement;

        "SHARES" means the issued shares in the capital of the Company specified in schedule 2;

        "SIGNIFICANT SHAREHOLDER" means any person who holds 10 per cent. or more of the issued share capital of the relevant company;

        "SUBSIDIARY" means a subsidiary undertaking of the Company, details of which are set out in schedule 3;

        "SUBSIDIARY" has the meaning given to it in section 736 of the Companies Act 1985, save in the case of Warranty 1.8, where the meaning given in
        Article 2 of the Companies (Jersey) Law 1991 shall apply;

        "SUBSIDIARY UNDERTAKING" has the meaning given to it in section 258 of the Companies Act 1985 as amended by the Companies Act 1989;

        "T.A." means the Income and Corporation Taxes Act 1988;

        "TAGS FACILITY" means the US$100 million multicurrency revolving credit facility dated 29 May 1998 between, amongst others, Euro VAT Securitisation Limited as borrower and Thames Asset Global Securitisation No.1, Inc;

        "TAX" means any tax, and any duty, contribution, impost, withholding levy or charge in the nature of tax, whether domestic, local, state, federal or foreign, and any fine, penalty, surcharge or interest connected therewith, including (without prejudice to the foregoing) taxes on profits, income, gains, and distributions, payroll taxes, corporation tax, advance corporation tax, income tax (including tax falling to be deducted or withheld from or accounted for in respect of any payment), national insurance or other social security or like contributions, payroll, employment, capital gains tax, inheritance tax, taxes on turnover or added value (including value added tax), customs excise and import duties, stamp duty, stamp duty reserve tax, taxes or duties on the raising of capital, insurance premium tax, air passenger duty, and any other payment whatsoever which the Company is or may be or become bound to make to any person and which is or purports to be in the nature of taxation or otherwise by reason of any taxation statutes;

        "TRANSACTION DOCUMENTS" means the Deed of Indemnity, the Indemnity Escrow and Stock Pledge Agreement and the Registration Rights Agreement;

        "VENDORS' REPRESENTATIVE" means the representative of the Vendors appointed pursuant to clause 8;

        "VENDORS' SOLICITORS" means Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA; and

        "WARRANTIES" means the warranties set out in schedule 4.

1.3 Words, expressions and abbreviations defined in the Deed of Indemnity shall have the same meanings in this agreement and clause 1.2 of the Deed of Indemnity shall apply to this agreement.

1.4 References to the parties hereto include their respective permitted assignees and/or the respective successors in title to substantially the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives.

1.5 References to persons shall include bodies corporate and unincorporated, associations, partnerships, trusts and individuals. Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.6 References to statutes or statutory provisions include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject as otherwise expressly provided herein), save where any such amendment, modification, re-enactment or replacement is made after the date hereof and has retrospective effect.

1.7 Headings to clauses, paragraphs and descriptive notes in brackets are for information only and shall not form part of the operative provisions of this agreement and shall be ignored in construing the same.

1.8 References to recitals, clauses or schedules are to recitals to, clauses of and schedules to this agreement. The recitals and schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the recitals and the schedules.

1.9 In warranting to the Purchaser in the terms of the Warranties each of the Vendors shall be deemed to have all of the knowledge in any way relating to the Business and its conduct by the Company and each of the Subsidiaries, of each other, of Mr. Kirsh, of Mr. Stiefel and of the directors of the Company and the directors of Meridian VAT Reclaim Operations Limited.

1.10 Save as set out in clauses 4.13 and 6.7, the obligations and liabilities of the Vendors under this agreement shall be joint and several.

1.11 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that, save in the case of Warranty 12, in construing section 839 "CONTROL" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

1.12 References to any documents being "IN THE AGREED FORM" mean in a form agreed, and for the purposes of identification signed, by or on behalf of the parties.

1.13 For purposes of this agreement, a "BUSINESS DAY" is a day on which banks in the City of London and in New York are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

1.14 If for the purposes of this agreement, a monetary amount is specified in a currency other than United States of America dollars ("US$") and conversion is required, then conversion shall take place at a rate of exchange which is equal to National Westminster Bank plc's spot rate of exchange (at or about 11.00a.m. London time on the day in question) for the purchase of US$ with the relevant currency for delivery two business days later.

2.      SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement each of the Vendors:-

        (a) set out in part A of schedule 1 shall sell as legal and beneficial owner or shall procure the transfer of the legal and beneficial interest, in either case with full title guarantee and the Purchaser shall purchase the Shares set out opposite such Vendor's name in part A of schedule 1; and

        (b) set out in part B of schedule 1 shall assign to the Purchaser as legal and beneficial owner, or shall procure the assignment to the Purchaser of the legal and beneficial interest in, all right title and interest to and in the Affiliate Loans set out opposite such Vendor's name in part B of schedule 1;

        in each case with effect from Completion free from any Encumbrances and together with all accrued interest, benefits and rights attaching thereto and all dividends or other distributions (if any) declared after the Accounts Date in respect of the Equity Interests.

2.2 The Vendors waive any rights or restrictions conferred upon any of them which may exist either:

        (a) in relation to the Shares under the articles of association of the Company or otherwise; or

        (b) arising out of or in connection with the Meridian Reclaim Subscription Agreement.

2.3 The Purchaser shall not be obliged to complete the sale and purchase of any of the Equity Interests unless the sale and purchase of all of the Equity Interests is completed simultaneously, but completion of the purchase of some of the Equity Interests shall not affect such rights as the Purchaser may have in respect of any other Equity Interests.

2.4 The consideration for the sale and purchase of the Shares and the assignment of the Affiliate Loans pursuant to clause 2.1 shall be satisfied by issue of the Consideration Shares free from any Encumbrance (save, for the avoidance of doubt, any Encumbrance arising pursuant to the Registration Rights Agreement):-

        (a) on Completion, to the Vendors in such numbers as are set out against each Vendor's name in column 2 of part C of schedule 1; and

        (b) on Completion, to the Escrow Agent in such numbers as are set out against each Vendor's name in column 3 of part C of schedule 1.

3.      COMPLETION

3.1 Completion shall take place at the offices of Mourant du Feu & Jeune, 22 Grenville Street, St Helier, Jersey immediately after the execution of this agreement.

3.2 On Completion the Vendors shall deliver to, or procure the delivery to the Purchaser of:-

        (a) transfers in common form relating to all the Shares duly executed in favour of the Purchaser (or as it may have directed in writing prior to the date hereof);

        (b)    share certificates relating to the Shares;

        (c) effective written resignations executed as their respective deeds of Mr Kirsh and Dr F W Hinteregger from their offices as director and any office or employment of or by the Company containing a confirmation that they have no claim against the Company for compensation for loss of office or termination of employment or otherwise whether statutory or otherwise or for unpaid remuneration;

        (d)    the Deed of Indemnity duly executed by the Vendors;

        (e) a release duly executed as a deed by each of the Vendors in the agreed form, releasing the Company and the Subsidiaries from any liability whatsoever (actual or contingent) which may be owing to the Vendors by the Company or any of the Subsidiaries;

        (f) a certified copy of the release given by Bank of Ireland in relation to all security granted pursuant to the Bank of Ireland Facility;

        (g) written confirmation from Barclays Bank plc that the initial conditions precedent contained in the Receivables Financing Agreement have been satisfied;

        (h) a copy of a legal opinion given by A & L Goodbody that there is a true sale in respect of the Receivables Financing Agreement;

        (i) a certified copy of an amendment agreement in respect of the TAGS Facility and the Liquidity Facility;

        (j) a copy of a legal opinion given by A & L Goodbody to, amongst others, National Westminster Bank Plc confirming that their opinion dated 29 May 1998 and given in respect of the TAGS Facility remains accurate and correct;

        (k) written confirmation from BHF BANK AG that it will not exercise any of its rights to demand the repayment of any amounts outstanding under the BHF Loan Agreement arising as a result of the acquisition;

        (l) the Indemnity Escrow and Stock Pledge Agreement duly executed by each of the Vendors and the Vendors' Representative, together with the 10 stock powers described in clause 3.1 of such agreement;

        (m) the Registration Rights Agreement duly executed by each of the Vendors; and

        (n) opinions in the agreed forms from the Vendor's Solicitors and the legal advisers to the Vendors and the Company in each relevant jurisdiction relating, inter alia, to the right, power and authority of the Vendors to enter into this agreement and the Transaction Documents.

3.3 On Completion the Vendors shall make available to, or procure the availability to the Purchaser of:-

        (a) the common seals, certificates of incorporation and statutory books and share certificate books of the Company and the Subsidiaries;

        (b) to the extent that they are in the possession or control of the Company or the relevant Subsidiary, all books of account or reference as to customers and other records and all insurance policies in any way relating to or concerning the respective businesses of the Company and the Subsidiaries;

        (c) to the extent that they are in the possession or control of the Company or the Subsidiaries all licences, consents, permits and authorisations obtained by or issued to the Company or the Subsidiaries or any other person in connection with the business carried on by it and them and such contracts, deeds or other documents (including assignments of any such licences) as shall have been required by the Purchaser's Solicitors prior to the date hereof;

        (d) all land certificates, charge certificates, leases, title deeds and other documents relating to the Properties which are located in Ireland, Japan and the United States of America (save to the extent that the same are in the possession of mortgagees thereof disclosed in writing by or on behalf of the Vendors to the Purchaser or its representatives); and

        (e) share certificates relating to all of the issued shares of each of the Subsidiaries.

3.4 At Completion (and prior to the taking effect of the resignations of the directors referred to in clause 3.2 (c)) the Vendors shall procure the passing of board resolutions of the Company:-

        (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares;

        (b) appointing such persons as the Purchaser may nominate to be additional directors of the Company; and

        (c) amending bank mandates by the removal and appointment of such persons as the Purchaser may nominate as authorised signatories.

3.5     On Completion the Purchaser shall deliver to the Vendors'
        Representative:-

        (a) written confirmation from the Purchaser's transfer agent ("TRANSFER AGENT") that stock certificates evidencing that:-

               (i) the Consideration Shares, other than the Escrow Shares, have been issued to and in the name of each Vendor in the amounts set out opposite each Vendor's name in column 2 of part C of schedule 1; and

               (ii) the Escrow Shares have been issued to and in the name of the Escrow Agent (as nominee of the Vendors) in the aggregate amounts set out in column 3 of part C of schedule 1;

        (b) a certified copy of a resolution of the board of directors of the Purchaser authorising the entry into of this agreement by the Purchaser and the allotment of the Consideration Shares;

        (c) an opinion in the agreed form from Arnall Golden & Gregory relating, inter alia, to the right, power and authority of the Purchaser to enter into this agreement and the Transaction Documents;

        (d)    the Registration Rights Agreement duly executed by the Purchaser;
               and

        (e) the Indemnity Escrow and Stock Pledge Agreement duly executed by the Purchaser.

3.6 On Completion, and on behalf of each of the Vendors, the Purchaser shall procure that the Transfer Agent shall deposit into escrow that aggregate number of Consideration Shares set out in column 3 of part C of schedule 1 in respect of the General Indemnified Claims (as defined in clause 4.7 below) (the "ESCROW SHARES"), which Escrow Shares shall be held by the Escrow Agent as a non-exclusive source for claims for indemnification hereunder in accordance with the terms of the Indemnity Escrow and Stock Pledge Agreement.

3.7 As soon as reasonably practicable following Completion and in any event no later than 5 business days after Completion, the Purchaser shall procure that the Transfer Agent shall despatch to the Vendors' Representative (for these purposes, care of the Vendors' Solicitors) stock certificates in respect of the Consideration Shares referred to in clause 3.5(a)(i) above and shall despatch to the Escrow Agent stock certificates in respect of the Escrow Shares referred to in clause 3.5(a)(ii) above.

4.      WARRANTIES

4.1 The Vendors jointly and severally warrant to the Purchaser in the terms of the Warranties.

4.2 Any information supplied by or on behalf of the Company or the Subsidiaries to the Vendors or their agents or accountants, solicitors or other advisers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company or the Subsidiaries shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company or any of the Subsidiaries and the Vendors hereby waive any and all claims which they might otherwise have against the Company or the Subsidiaries or, save in the case of fraud or fraudulent concealment, any of their respective employees, in respect thereof.

4.3 Each of the Warranties shall be construed as an independent and separate warranty and (save as expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement (other than this clause 4).

4.4 The Vendors shall be under no liability under the Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter (save in the case of Warranty 13.22 against which no disclosure shall be made, or be deemed to be made) or expressly provided for or stated to be exceptions under the terms of this agreement. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of the Warranties unless the same is fairly disclosed in the Disclosure Letter.

4.5 The Purchaser acknowledges that it is not entering into this agreement in reliance upon any representations or warranties other than the Warranties.

4.6 Each of the Vendors shall give to the Purchaser and its representatives after Completion such information as is known to them and documentation as they may have in their possession relating to the Company and its Subsidiaries as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and observance of the Warranties.

4.7 In addition and without prejudice to the indemnification obligations of the Vendors under clause 9.1, the Vendors hereby jointly and severally indemnify and hold harmless the Purchaser and each other member of the PRG Group from and against all claims, liabilities, legal proceedings, costs, damages and expenses (including, without limitation, reasonable legal fees and expenses incurred in litigation or otherwise) of any nature whatsoever sustained by any of them arising out of or otherwise in connection with:-

        (a)  any breach of any Warranty; or

        (b)  any claim pursuant to the Deed of Indemnity

        (collectively, with the indemnification obligations of the Vendors under clause 9.1, the "GENERAL INDEMNIFIED CLAIMS"). The indemnification obligations set out in this clause 4.7 shall be limited to payments by the Vendors of (i) the amounts necessary to put the Company or the relevant member of the Group into the position, US$ for US$, in which it would have been if there had been no breach of the relevant Warranty and/or no claim pursuant to the Deed of Indemnity and (ii) all costs and expenses (including, without limitation, reasonable legal fees and expenses incurred in litigation, arbitration or otherwise) incurred by the Purchaser (acting reasonably) arising directly out of or directly in connection with such breach of the relevant Warranty or such claim pursuant to the Deed of Indemnity.

4.8 For the avoidance of doubt, the sole remedy of any member of the PRG Group in respect of any General Indemnified Claim shall be to be indemnified pursuant to clause 4.7 of this agreement and no member of the PRG Group shall have any right to claim on any other basis in respect of any General Indemnified Claim.

4.9 The provisions of schedule 7 shall govern the resolution of any dispute, controversy, proceeding or claim of whatever nature arising out of or in any way relating to a General Indemnified Claim.

4.10 During the period of one year following the date of this agreement, the Purchaser shall:-

        (a) inform the Vendors' Representative in writing promptly of any fact or matter which comes to its notice or the notice of any other member of the PRG Group whereby it appears that the Vendors are or may be liable to make any payment in respect of any General Indemnified Claim or whereby it appears that any member of the PRG Group is likely to become entitled to recover from some other person a sum which is referable to a payment already made by the Vendors in respect of such a General Indemnified Claim; and

        (b) thereafter keep the Vendors' Representative informed of all material facts and developments in relation thereto as soon as reasonably practicable following any member of the PRG Group becoming aware of the same; and

        (c) as soon as reasonably practicable provide to the Vendors' Representative such information and documentation in connection therewith as the Vendors' Representative shall reasonably request.

4.11 The Vendors shall be under no liability in respect of any claim under the Warranties or the Deed of Indemnity unless:-

        (a) a Claim Notice in respect of the relevant claim in the form prescribed by paragraph 1 of the Dispute Resolution and Arbitration Procedures in part (A) of schedule 7 (the "ARBITRATION PROCEDURES") shall have been served on the Vendors' Representative:-

               (i) in the case of a claim under the Warranties or the Deed of Indemnity where the liability of the Vendors thereunder can be conclusively settled or determined through the audit process, by not later than 5.00 p.m. London time on the date of issuance of the independent auditor's report in respect of the first audited financial statements of the Group or the date of issuance of the independent auditor's report in respect of the first audited financial statements of the Group and the PRG Group combined (in each case after the date hereof), such date expected to be no later than 15 April 2000, but in any event, for the purposes of this clause, by no later than 5.00 p.m. London time on the business day prior to the first anniversary of the date hereof;

              (ii) in the case of a claim under the Warranties, other than a claim covered by clause 4.11(a)(i) above, and/or a claim under the Deed of Indemnity, by not later than 5.00 p.m. London time on the business day prior to the first anniversary of the date hereof; and

        (b) in any case the claim shall have been resolved at the end of each such relevant period specified in clause 4.11(a) in one of the following ways:-

               (i) the Vendors' Representative has concurred in the claim asserted by the Claim Notice in the manner prescribed by paragraph 2 of the Arbitration Procedures; or

              (ii) the Vendors' Representative and the Purchaser have concluded a written agreement setting out the terms upon which the claim asserted by the Claim Notice is finally settled; or

             (iii) the Arbitrator appointed pursuant to the Arbitration Procedures to resolve the claim which is the subject of the Claim Notice (or, as the case may be, the Dispute (as defined in the Arbitration Procedures)), has made his final award in respect of such claim or Dispute.

4.12 Save in the case of fraud or fraudulent concealment by any of the Vendors, the Vendors shall be under no liability in respect of any claim under the Warranties other than Warranty 4.7 of schedule 4 (and excluding, for the avoidance of doubt, any claim under the Deed of Indemnity):-

        (a) where the liability of the Vendors in respect of that claim would (but for this paragraph) have been less than US$10,000; and

        (b) unless and until the liability in respect of that claim when aggregated with the liability of the Vendors in respect of all other claims (other than claims excluded by clause 4.12(a) above) shall exceed US$500,000, whereupon the Vendors shall be liable only for the aggregate amount of such claims in excess of US$250,000;

        PROVIDED ALWAYS that

               (i) where there is a series of claims arising within the periods stipulated in clause 4.11 from the same or closely related facts or circumstances, such claims shall be aggregated and treated as one claim for the purpose of this clause; and

              (ii) if in the case of a claim under Warranty 4.7, the Purchaser has not previously consulted with the Vendors' Representative prior to settling any such claim with a third party, the limitations in paragraphs (a) and (b) above shall apply.

4.13 Save in the case of fraud or fraudulent concealment by any of the Vendors, and notwithstanding their joint and several liability hereunder:-

        (a) the aggregate liability of the Vendors in respect of all General Indemnified Claims shall not in any circumstances exceed an amount in US$ equal to 50 per cent. of the total value of the Consideration Shares as at the Completion Date (valued at the average closing sale price per Consideration Share (as reported in The Wall Street Journal) for the thirty trading days ending two trading days prior to the Completion Date (such valuation per share being the "CONSIDERATION SHARE VALUE")); and

(b) the aggregate liability of each Vendor individually in respect of all General Indemnified Claims shall be limited to an amount in US$ equal to 50 per cent. of the Consideration Share Value of the Consideration Shares received by that Vendor pursuant to this agreement.

4.14 The Purchaser shall have the right to set-off against the Escrow Shares in accordance with the Indemnity Escrow and Stock Pledge Agreement any amounts payable by the Vendors to the Purchaser pursuant to this agreement. The right of set-off shall not be exclusive of any other right or remedy the Purchaser may have with respect to any amounts payable by the Vendors to the Purchaser pursuant to this agreement, whether under this agreement, at law or in equity.

4.15 Any General Indemnified Claim shall be dealt with in the following manner during the term of the Indemnity Escrow and Share Pledge Agreement:-

        (a) Escrow Shares held in the Escrow Fund to satisfy General Indemnified Claims (the "GENERAL INDEMNITY SHARES") may only be used to satisfy such claims and no other claims;

        (b) if and to the extent that the Escrow Fund contains only Escrow Shares and the General Indemnified Claim can be fully satisfied from the value of the Escrow Shares (valued for the purposes of determining the number of such Escrow Shares to be transferred to the Purchaser in satisfaction of such claim at the Closing Price (such valuation per Escrow Share being the "ESCROW SHARE VALUE")), then such claim shall be satisfied in Escrow Shares at the Escrow Share Value and in accordance with the procedure set out in clause 4.16 below;

        (c) if and to the extent that the Escrow Fund contains partly Escrow Shares and partly cash proceeds from the prior sale of Escrow Shares by any of the Vendors (in accordance with the Indemnity Escrow and Stock Pledge Agreement) and the General Indemnified Claim can be fully satisfied from the value of the Escrow Shares and the amount of the Escrow Share Cash Equivalent (for these purposes "ESCROW SHARE CASH EQUIVALENT" meaning the amount of the cash proceeds that would have been received by the relevant Vendor had the Escrow Shares sold been valued at the Escrow Share Value); then such claim shall be fully satisfied pro rata in Escrow Shares and cash (by reference to the number of Escrow Shares and the amount of cash held in the Escrow Fund and valued at the Escrow Share Value and the value of the Escrow Share Cash Equivalent respectively) and in accordance with the procedure set out in clause 4.16 below;

        (d) if and to the extent that the Escrow Fund contains only cash proceeds from the prior sale of Escrow Shares by any of the Vendors (in accordance with the Indemnity Escrow and Stock Pledge Agreement) and the General Indemnified Claim can be fully satisfied from the amount of the Escrow Share Cash Equivalent, then such claim shall be fully satisfied in cash valued at the Escrow Share Cash Equivalent and in accordance with the procedure set out in clause 4.16 below;

        (e) if and to the extent that the General Indemnified Claim exceeds the value of the Escrow Fund (being the aggregate value of the Escrow Shares valued at the Escrow Share Value and/or cash proceeds from the prior sale of Escrow Shares by any of the Vendors (in accordance with the Indemnity Escrow and Stock Pledge Agreement) valued at the Escrow Share Cash Equivalent (as the case may be)), then the claim shall be partly satisfied from the Escrow Fund and the Purchaser shall have the general right to bring legal proceedings against the Vendors for any such excess (the "ESCROW EXCESS") provided always that if any Vendor holds any Consideration Shares at the time any such proceedings are settled or finally determined (pursuant to the procedures set out in clause 18 and schedule 7 of this agreement or by a court of competent jurisdiction), the Purchaser shall first recover from such Vendor such number of Consideration Shares as shall equal (as nearly as may be) the amount of that Vendor's proportionate share of the Escrow Excess (the Consideration Shares being valued for these purposes at the Escrow Share Value).

4.16    (a)    PRG may serve a Disbursement Instruction (as defined in clause
               4.1 of the Indemnity Escrow and Stock Pledge Agreement) on the
               Escrow Agent provided that a Determination of Claim (as defined in clause 4.16(b) below) has occurred in no event later than the first anniversary of the date of this agreement. A copy of any Disbursement Instruction shall be sent concurrently to the Vendors' Representative.

        (b) A "DETERMINATION OF CLAIM" shall be the earliest to occur of the following after the Vendors' Representative receives a Claim Notice from the Purchaser pursuant to paragraph (A)1 of schedule 7:

               (i) delivery by the Vendors' Representative of an Acceptance Notice to the Purchaser pursuant to paragraph (A)2(2) of schedule 7 concurring in the claim asserted by the Claim Notice;

              (ii) 15 business days after receipt by the Vendors' Representative of the Claim Notice, unless the Vendors' Representative shall have given to the Purchaser and the Escrow Agent a Notice of Dispute as defined in and pursuant to paragraph (A)2(1) of schedule 7 that he disputes the claim asserted by the Claim Notice; or

             (iii) in the event that the Vendors' Representative has given to the Purchaser a Notice of Dispute, then upon the date of:

                     (A) a joint written notice signed by the Purchaser and the Vendors' Representative stating that such dispute has been resolved in one of the ways set out in clause 4.11(b) of this agreement;

                     (B) a binding and final arbitration award made pursuant to part (B) of schedule 7 (certified as such by the Purchaser's Solicitors); or

                     (C) a final judgement, order or decree of a court of competent jurisdiction.

(c) Any Escrow Shares or Escrow Share Cash Equivalent distributed to PRG hereunder shall be distributed without regard to the proportion of the total number of Escrow Shares originally deposited with the Escrow Agent in respect of any Vendor or to whether or not the basis for any claims was related to a particular Vendor.

4.17 The Vendors shall not be liable for any claim under the Warranties other than those Warranties set out in paragraph 13 of schedule 4 (the "TAX WARRANTIES") (for the purposes of this clause 4.17, a "CLAIM"):-

        (a) if and to the extent to which the Claim would not have arisen but for, or to the extent the Claim is increased directly as a result of:-

               (i) any voluntary act or omission of the Company or any Subsidiary or the Purchaser or any member of the PRG Group after Completion which such member of the PRG Group knew, or ought reasonably to have known, would give rise to such a liability otherwise than a voluntary act or omission of the Company occurring in the ordinary course of business of the Company as carried on at the date hereof; or

              (ii) any act, matter or thing done or omitted to be done prior to Completion by, or at the written request of or with the written approval of, the Purchaser or its advisers;

        (b) if the Claim is based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

        (c) to the extent that specific provision or specific reserve is made in the Accounts in respect of the matter giving rise to the Claim or to the extent that payment or discharge of such matter has been specifically taken into account therein;

        (d) to the extent that recovery is made by the Purchaser or any member of the PRG Group under any policy of insurance effected by or for the benefit of the Purchaser or any member of the PRG Group or the Company or any Subsidiary;

        (e) to the extent that a Claim arises or to the extent the Claim is increased directly as a result of, or any provision or reserve in the Accounts is insufficient only by reason of:-

               (i)   any increase in rates of Tax since the Accounts Date; or

              (ii) the passing of, or any change in, any law, regulation, directive, requirement or any published practice of any government, governmental department or agency or regulatory body after the Completion Date; or

             (iii) any change in the accounting policy or accounting practices of the Purchaser or the Company or any Subsidiary on or after Completion save where such change is required in order to ensure that the relevant accounts comply with the relevant GAAP applicable as at the Accounts Date;

        (f) if the Claim is made after the benefit of the agreement has been assigned to a person or persons who are not connected with the Purchaser, or its successor.

4.18 The Vendors shall not be liable for any claim under the Tax Warranties if and to the extent that any of the limitations set out in clauses 2.3(a) to (n) inclusive of the Deed of Indemnity are applicable to such claim.

4.19 Subject to clause 4.20, if the Vendors pay to any member of the PRG Group (or to any other person in accordance with the written instructions of a member of the PRG Group) an amount in respect of any claim and the Purchaser or the Company or any Subsidiary or member of the PRG Group subsequently recovers from a third party an identifiable and quantifiable benefit otherwise than from the Vendors which would not have been received but for the circumstance giving rise to the claim in respect of which payment was made, the Purchaser shall, once it or the relevant company referred to above has received such benefit, repay to the Vendors' Representative on behalf of the Vendors an amount equal to the lesser of the amount of such benefit (net of the Purchaser's or the relevant company's, as the case may be, reasonable costs relating to such recovery and any Tax which the Purchaser or the relevant company incurs in respect of such recovery) and the aggregate payment made by the Vendors.

4.20 The provisions of clause 4.19 shall not apply in relation to the recovery of any amount referred to in that clause by any member of the PRG Group where such recovery occurs following expiry of the time period set out in clause 4.11(a) which is referable to the claim for which recovery was made.

4.21 The Purchaser shall not be entitled to recover damages or claim indemnity or otherwise obtain reimbursement or restitution more than once in respect of the same loss whether pursuant to a claim under the Warranties or otherwise under this agreement or the Deed of Indemnity.

4.22 For the purposes of the Warranties, references to the Company shall be construed as follows:-

        (a) in the case of the Warranties other than those set out in paragraphs 1.5 and 1.6 of section 1, section 2, section 12, paragraph 13.33 of section 13 (in each case of schedule 4), the Company includes for those purposes the Subsidiaries, all of them and each of them as the context admits;

        (b) in the case of the Warranties set out in paragraphs 1.5 and 1.6 of section 1, section 12 and paragraph 13.33 of section 13 (in each case of schedule 4), the Company means Meridian VAT Corporation Limited only;

        (c) in the case of the Warranties set out in section 2 of schedule 4, the Company includes for those purposes each of the Subsidiaries for which audited accounts were prepared for the financial year ended 31 December 1998 (the "AUDITED SUBSIDIARIES"), all of the Audited Subsidiaries and each of the Audited Subsidiaries as the context admits.

5.      PURCHASER'S WARRANTIES

5.1 The Purchaser warrants to the Vendors in the terms of the Purchaser's Warranties, but shall be under no liability under the Purchaser's Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Purchaser's Disclosure Letter. No letter, document or other communication shall be deemed to constitute a disclosure for the purpose of the Purchaser's Warranties unless the same is fairly disclosed in the Purchaser's Disclosure Letter.

5.2 The Purchaser shall be under no liability in respect of any claim under the Purchaser's Warranties unless:-

        (a) a Claim Notice in respect of the relevant claim in the form prescribed by paragraph 1 of the Arbitration Procedures shall have been served on the Purchaser:-

               (i) in the case of a claim under the Purchaser's Warranties where the liability of the Purchaser thereunder can be conclusively settled or determined through the audit process, by not later than 5.00 p.m. London time on the date of issuance of the independent auditor's report in respect of the first audited financial statements of the PRG Group or the date of issuance of the independent auditor's report in respect of the first audited financial statements of the Group and the PRG Group combined (in each case after the date hereof), such date expected to be no later than 15 April 2000, but in any event, for the purposes of this clause, by no later than 5.00 p.m. London time on the business day prior to the first anniversary of the date hereof;

              (ii) in the case of a claim under the Purchaser's Warranties, other than a claim covered by clause 5.2(a)(i) above, by not later than 5.00 p.m. London time on the business day prior to the first anniversary of the date hereof; and

        (b) in any case the claim shall have been resolved at the end of each such relevant period specified in clause 5.2(a) in one of the following ways:-

               (i) the Purchaser has concurred in the claim asserted by the Claim Notice in the manner prescribed by paragraph 2 of the Arbitration Procedures; or

              (ii) the Vendors' Representative and the Purchaser have concluded a written agreement setting out the terms upon which the claim asserted by the Claim Notice is finally settled; or

             (iii) the Arbitrator appointed pursuant to the Arbitration Procedures to resolve the claim which is the subject of the Claim Notice (or; as the case may be, the Dispute (as defined in the Arbitration Procedures)), has made his final award in respect of such claim or Dispute.

        (c) if and to the extent that the liability in respect of that claim exceeds 50 per cent. of the total value of the Consideration Shares as at the Completion Date, valued at the Consideration Share Value.

5.3 Each of the Purchaser's Warranties shall be construed as a independent and separate warranty and (save as expressly provided to the contrary) shall not be limited by the terms of any of the other Purchaser's Warranties or by any other term of this agreement (other than this clause 5).

5.4 The Purchaser shall not be liable for any claim under the Purchaser's Warranties to the extent such claim arises, or is increased directly as a result of, or any provision or reserve in the accounts of the Purchaser for its financial year ended on the Accounts Date is insufficient only by reason of:-

        (a)    any increase in rates of Tax since the Accounts Date; or

        (b) the passing of, or any change in, any law, regulation, directive, requirement or any published practice of any government, governmental department or agency or regulatory body after the Completion Date; or

        (c) any change in the accounting policy or accounting practices of the Purchaser after the Completion Date save where such change is required in order to ensure that the relevant accounts comply with the relevant GAAP applicable as at the Accounts Date.

6.       RESTRICTIONS

6.1 (Except as otherwise agreed in writing with the Purchaser) each of the Vendors (which for purposes of this clause 6.1 shall exclude Ms. Ferolito who shall enter into the Ferolito Non Competition Agreement) hereby undertakes that it will not either solely or jointly with any other person (either on its own account or as the agent of any other person):-

        (a) for a period of 5 years from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which competes with the Business carried on by any member of the Group at Completion in the territories in which the Business is currently conducted;

        (b) for a period of 5 years from Completion solicit or accept the custom of any person in respect of services competitive with those supplied pursuant to the Business by any member of the Group during the period of 12 months prior to Completion, such person having been a customer of the Company in respect of such services during such period and in the case of individual Vendors (with the exception of Ms. Ferolito), customers with which the relevant Vendor was concerned or had personal contact in the 12 months prior to Completion;

        (c) for a period of 5 years from Completion induce, solicit or endeavour to entice to leave the service or employment of any member of the Group, any person who during the period of 12 months prior to Completion was a senior employee or a consultant of any member of the Group likely (in the reasonable opinion of the Purchaser) to be:-

               (i)   in possession of confidential information relating to; or

              (ii) able to influence the customer relationships or connections of any member of the Group and in the case of individual Vendors (with the exception of Ms. Ferolito), senior employees with whom the relevant Vendor worked closely in the period of 12 months prior to Completion; or

        (d) use any trade or domain name (including the expressions Meridian and/or Meridian VAT Reclaim or any combination thereof) or e-mail address used by any member of the Group at any time during the 2 years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade or domain name or e-mail address.

6.2 Each of the Vendors hereby covenants with the Purchaser that it will not at any time divulge to any third party whatsoever or use for its own or another's advantage any of the trade secrets or confidential know-how or confidential financial or trading information as to customers or suppliers or in relation to the business, finances, dealings or affairs of the Company or the Subsidiaries save only (a) insofar as the relevant Vendor may prove the same has become a matter of public knowledge (otherwise than by reason of a breach by it of this clause 6.2) or (b) insofar as may be required by law.

6.3 The Vendors (other than Ms. Ferolito in the case of clause 6.1) agree that the covenants and undertakings contained in this clause 6 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and the Subsidiaries and that accordingly the benefit of the covenants and undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

6.4 Each covenant and/or undertaking contained in this clause 6 shall be construed as a separate covenant and/or undertaking and if one or more of the covenants and/or undertakings contained in this clause is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining covenants and/or undertakings shall continue to bind the Vendors (other than Ms. Ferolito in the case of clause 6.1).

6.5 If any covenant or undertaking contained in this clause 6 would be void as drawn but would be valid if the period of application were reduced or if some part of the covenant or undertaking were deleted the covenant or undertaking in question shall apply with such modification as may be necessary to make it valid and effective.

6.6 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of this agreement have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression this "AGREEMENT" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

6.7 Notwithstanding the provisions of clause 1.10, the obligations of the Vendors (other than Ms. Ferolito in the case of clause 6.1) under this clause 6 shall be several only, and in the event of any breach by any Vendor of any provision of this clause 6, only such Vendor in breach shall have any liability therefor.

7.      ANNOUNCEMENTS, ETC

        Neither the making of this agreement nor its terms shall be disclosed by any party hereto without the prior consent of the other parties unless disclosure is required by law or the rules of any regulatory or governmental body, including the SEC.

8.      APPOINTMENT OF VENDORS' REPRESENTATIVE

8.1 For the period of one year following the date of this agreement each of the Vendors hereby appoints Mr. Kirsh as the Vendors' Representative (and Mr. Kirsh hereby accepts such appointment for such period) and authorises and empowers Mr. Kirsh as the Vendors' Representative as such Vendors' true and lawful agent and attorney to act in the name, place and stead of such Vendors with respect to this agreement and the Indemnity Escrow and Stock Pledge Agreement (and the instruction letters and ancillary documents associated therewith) and to do or refrain from doing all such acts and things as such Vendors' Representative shall deem necessary or appropriate in order to accept and to give effect to the terms of this agreement, the Transaction Documents and the transactions contemplated thereby, including, without limitation, the power:-

        (a) to act for the Vendors with regard to all Warranty and indemnification matters referred to in this agreement and the Indemnity Escrow and Stock Pledge Agreement including, without limitation, the power to compromise or settle any claim on behalf of the Vendors up to the aggregate amount held in the Escrow Fund from time to time during the one year period of Mr. Kirsh's appointment under this clause 8.1 (whether such amount is held in the form of Escrow Shares or cash);

        (b) to receive all demands, notices and other communications directed to the Vendors and to do or refrain from doing any further acts or deeds on behalf of such Vendors which the Vendors' Representative deems necessary or appropriate;

        (c) to distribute amongst the Vendors all Consideration Shares (including the Escrow Shares) received by the Vendors' Representative in such capacity during the period of his appointment.

8.2 The appointment of the Vendors' Representative pursuant to clause 8.1 shall be irrevocable up to and including the first anniversary of the date of this agreement, at which date such appointment shall automatically terminate and the provisions of clause 8.4 shall apply. For the duration of the appointment of the Vendors' Representative pursuant to clause 8.1, the

        Purchaser and any other person may conclusively and absolutely rely, without enquiry, upon any action of the Vendors' Representative in accordance with this provision as an act of all of the Vendors in all matters referred to in this agreement and the Transaction Documents. Each Vendor hereby ratifies and confirms all and any acts which the Vendors' Representative shall do or cause to be done in his capacity as Vendors' Representative.

8.3 In the event of the death or incapacity of Mr. Kirsh during the one year period referred to in clause 8.1, the Vendors shall agree upon a successor for the remainder of that year within the 30 day period immediately following the date of notification of the death or incapacity of Mr. Kirsh. The appointment of a successor to the Vendors' Representative pursuant to this provision shall be promptly notified in writing to the Purchaser.

8.4 From the day following the first anniversary of the date of this agreement to the date when all claims made by the Purchaser under this agreement and the Transaction Documents shall have been resolved, settled or withdrawn (on which date this appointment shall determine), each of the Vendors hereby appoints the Vendors' Solicitors as its agent in order to receive all demands, notices and other communications directed to the Vendors and to distribute such demands, notices and communications to such Vendor.

9.      COSTS

9.1 All of the expenses incurred by the Purchaser in connection with and incidental to the negotiation, preparation, authorisation, execution and performance of this agreement and the other agreements and transactions contemplated herein, including, without limitation, all legal and accounting expenses incurred by the Purchaser, shall be paid by the Purchaser. All expenses incurred by the Company prior to Completion and by the Vendors (at any time before or after Completion) in connection with the negotiation, preparation, authorisation, execution and performance of this agreement and the other agreements and transactions contemplated herein, whether or not such transactions are consummated, including, without limitation, all legal, accounting and investment banking expenses, costs incurred in negotiating this agreement, the Transaction Documents, preparation of the Disclosure Letter and costs incurred in responding to the Purchaser's due diligence requests shall be paid by the Vendors and shall not be paid by or charged back to the Company, other than such expenses as are set out in clause 9.2 (such other expenses being the "COMPANY EXPENSES"). At Completion the Vendors shall reimburse the Company in full for any such expenses, other than Company Expenses, incurred on behalf of the Vendors and which are paid by the Company prior to Completion ("PAID VENDOR EXPENSES"). If any Paid Vendor Expenses are not reimbursed to the Company in accordance with this clause, the Vendors hereby undertake to promptly repay to the Company following Completion all Paid Vendor Expenses and to indemnify the Purchaser and hold the Purchaser harmless from any liability which the Company or any other member of the PRG Group may suffer or incur arising out of or in connection with any failure by the Vendors to repay such Paid Vendor Expenses to the Company.

9.2     For the purposes of clause 9.1, Company Expenses shall mean:-

        (a) the professional fees of KPMG (Dublin) incurred by the Company in connection with:-

               (i) the preparation of any financial statements, including the Accounts and the Financial Statements;

              (ii)   the conversion of certain Group accounts to United States
                     GAAP;

             (iii) changes to certain of the accounting policies within the Group;

              (iv) a limited review of the Financial Statements undertaken prior to Completion by KPMG;

        (b) costs and expenses incurred by the Company which would have been incurred by it in any case if the transaction contemplated by this agreement were not consummated; and

        (c) costs and expenses incurred by the Company in connection with the Receivables Financing Agreement and the Security Assignment of Contracts.

10.     EFFECT OF COMPLETION

        The terms of this agreement shall insofar as not performed at Completion and subject as specifically otherwise provided in this agreement continue in force after and notwithstanding Completion.

11.     ENTIRE AGREEMENT

        This agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto in connection with the subject matter of this agreement. No party has relied upon any representation save for any representation expressly set out in this agreement (or any document referred to herein).

12.     WAIVER, AMENDMENT

12.1 No waiver of any term, provision or condition of this agreement shall be effective unless such waiver is evidenced in writing and signed by the waiving party.

12.2 No omission or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

12.3 No variation to this agreement shall be effective unless made in writing and signed by all the parties.

13.     FURTHER ASSURANCES

13.1 At any time after Completion the Vendors shall at their own expense execute all such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting in the Purchaser the full legal and beneficial title to the Equity Interests and giving to the Purchaser the full benefit of this agreement.

13.2 At any time after Completion the Purchaser shall at its own expense execute all such documents and do such acts and things as the Vendors' Representative may reasonably require for the purpose of vesting in the Vendors the full legal and beneficial title to the Consideration Shares and giving to the Vendors the full benefit of this agreement.

14.     NOTICES

        Save as specifically otherwise provided in this agreement any notice, demand or other communication to be served under this agreement may be served upon any party hereto only by sending the same by a reputable international courier firm or sending the same by facsimile transmission to the party to be served at its address given below, or facsimile number given below or at such other address or number as he or it may from time to time notify in writing to the other parties hereto:-

        If to the Vendors          Vendors' Representative
                                   c/o Kirsh Industries Limited
                                   9 Summit Road
                                   Dunkeld West
                                   Johannesburg 2196
                                   South Africa
        Fax:                       00 27 11 880 1096

        In either case,
        with a copy to:            Baker & McKenzie
                                   100 New Bridge Street
                                   London  EC4V 6JA

        Attention:                 The partner in charge of the Litigation
                                   Department/Service of Process (Ref. MDC/JDS)

        Fax:                       0207-919 1999

        If to the Purchaser:       The Profit Recovery Group International, Inc.
                                   2300 Windy Ridge Parkway
                                   Suite 100, North
                                   Atlanta, Georgia 30339-8426

        Attention:                 Clinton McKellar, Jr.
                                   Senior Vice President
                                   General Counsel and Secretary

        Fax:                       (770) 779-3034

        with a copy to:            Ashurst Morris Crisp
                                   Broadwalk House
                                   5 Appold Street
                                   London  EC2A 2HA

        Attention:                  The partner in charge of the Litigation
                                    Department/Service of Process (Ref. MAM/DRS)

        Fax:                        0207-972 7990

        and:                        Arnall Golden & Gregory, LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3400

        Attention:                  Jonathan Golden, Esq.

        Fax:                        (404) 873-8701

        The parties agree that notices or other communications sent (i) by fax will be deemed received on the day sent or on the business day thereafter if not sent on a business day and (ii) by a reputable international courier firm will be deemed received on the second business day immediately following the date sent.

15.     COUNTERPARTS

        This agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

16.     INVALIDITY

        If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

17.     ASSIGNMENT

17.1 It is hereby agreed and declared that the benefit of this agreement may be assigned by the Purchaser to any company of which it is a subsidiary or to any other company which is a subsidiary of it or its holding company.

17.2 Save as aforesaid this agreement and all rights and benefits hereunder and personal to the parties hereto may not be assigned at law or in equity without the prior written consent of the other parties hereto.

18.     GOVERNING LAW AND DISPUTE MECHANISM

18.1 This agreement (and, subject to clause 18.2, any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

18.2    The dispute resolution and arbitration procedures and rules set out in schedule 7 shall govern the resolution of any dispute, controversy, proceeding or claim of whatever nature arising out of or in any way relating to a General Indemnified Claim.

18.3 Subject to clause 18.2 and the provisions of schedule 7, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the High Court of Justice in London for the purpose of hearing and determining any dispute arising out of or in connection with this agreement and for the purpose of enforcement of any judgement against their respective assets, save that the Indemnity Escrow and Stock Pledge Agreement shall be governed by and construed in accordance with the laws of the state of Georgia, USA.

18.4 Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document ("DOCUMENTS") for the purpose of any proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:-

        (a)      the Vendors to the Vendors' Solicitors; and

        (b)      the Purchaser to the Purchaser's Solicitors.

        or such other person and address in England and/or Wales as the parties shall notify each other in writing from time to time.

IN WITNESS whereof this agreement has been executed as a deed on the date first above written.

                                                             SCHEDULE 1
                                                             THE VENDORS


                                                               PART A
                                                             THE SHARES

-----------------------------------------------------------------------------------------------------------------------------------
                          1                              2                     3                     4                    5

                                                                                                                    Consideration
                                                Number of ordinary       Number of A           Number of B           Shares due in
                                                 shares of US$0.01   preference shares of  preference shares of    respect of the
        Name & addresses of the Vendors             each held         US$0.01 each held     US$0.01 each held           Shares

-----------------------------------------------------------------------------------------------------------------------------------
  1. Caversham Trustees Limited as trustee of         754,500                                                          505,520
     The Baron Settlement,
     PO Box 258,
     Malzard House,
     15 Union Street,
     St Helier,
     Jersey  JE4 8TY, Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
  2. Ki Corporation Ltd,                             2,127,000              90,000                821,250             2,050,795
     c/o Salisbury House
     1-9 Union Street
     St Helier
     Jersey
     JE2 3RF, Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
  3. Dr Steinbrugger as trustee of the Denor         1,674,000                                    911,250             1,745,482
     Trust
     C/o Vermogensverwaltung
     Dr F.W. Hintergger AG
     Blelcherweg 18
     CH 8022
     Zurich
     Switzerland
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                          1                              2                     3                     4                    5

                                                                                                                    Consideration
                                                Number of ordinary       Number of A           Number of B           Shares due in
                                                 shares of US$0.01   preference shares of  preference shares of    respect of the
        Name & addresses of the Vendors             each held         US$0.01 each held     US$0.01 each held           Shares

-----------------------------------------------------------------------------------------------------------------------------------
  4. Lisdar Limited,                                   131,250                                                           87,707
     PO Box 258,
     Malzard House,
     15 Union Street,
     St Helier,
     Jersey  JE4 8TY, Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
  5. Deborah P. Ferolito,                              401,250                                                          268,132
     c/o Meridian VAT Reclaim, Inc.
     125 West 55 Street
     8th Floor
     New York, NY 10019
-----------------------------------------------------------------------------------------------------------------------------------
  6. Normandy Investments Inc.,                         75,000             150,000                                      151,157
     c/o Heritage Trust Limited
     Polygon Hall
     PO Box 135,
     Le Marchant Street,
     St Peter Port,
     Guernsey GY1 4EL, Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
  7. Caversham Trustees Limited as trustee of           75,000              90,000                 90,000               171,204
     The Goodman Trust,
     PO Box 258,
      Malzard House,
     15 Union Street,
     St Helier,
     Jersey  JE4 8TY, Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
  8. Industrie und FinanzKontor as trustee of                               22,500                                       15,035
     the Eurona Foundation  (a/c PK),
     Postfach 339,
     Altenbach 8,
     FL 9490
     Vaduz
     Liechtenstein
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                          1                              2                     3                     4                    5

                                                                                                                    Consideration
                                                Number of ordinary       Number of A           Number of B           Shares due in
                                                 shares of US$0.01   preference shares of  preference shares of    respect of the
        Name & addresses of the Vendors             each held         US$0.01 each held     US$0.01 each held           Shares

-----------------------------------------------------------------------------------------------------------------------------------
  9.  Industrie und FinanzKontor as trustee of          22,500              22,500                                       30,312
      the Eurona Foundation  (a/c LM),
      Postfach 339
      Altenbach 8,
      FL 9490
      Vaduz
      Liechtenstein
-----------------------------------------------------------------------------------------------------------------------------------
  10. Radcliffes Trustee Company SA and Central          2,370              52,500                                       36,692
      Independent Trustees Limited as trustees
      of the Bordeaux Trust,
      12 Rue de L'Arquebuse,
      1204 Geneva,
      Switzerland
-----------------------------------------------------------------------------------------------------------------------------------
  11. Steven Krell,                                                         22,500                                       15,035
      2502 Kinderhook Lane
      Colorado Springs
      Colorado 80919
      USA
-----------------------------------------------------------------------------------------------------------------------------------
  12. Staci Krell,                                       1,020                                                              693
      28 Meadowbrook Road,
      Short Hills,
      NJ 07078, USA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      ---------
        TOTAL                                        5,263,890             450,000              1,822,500             5,077,764
                                                                                                                      =========
-----------------------------------------------------------------------------------------------------------------------------------

                                                               PART B
                                                         THE AFFILIATE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
         1                   2             3             4            5               6           7            8            9

       Name &            Affiliate     Interest        Total      Consideration    Affiliate    Interest      Total   Consideration
    addresses of          Loans -     accrued on     Affiliate    Shares due in    Loans -    accrued on   Affiliate   Shares due
    the Vendors        subordinated    Affiliate      Loans -       respect of   short term   Affiliate     Loans -    in respect
                        (principal)     Loans -     subordinated    Affiliate     (principal)   Loans -    short term  of Affiliate
                                      subordinated                    Loans -                  short term                 Loans -
                                                                  subordinated                                          short term

     (US $)                (US $)       (US $)          (US $)       (US $)         (US $)        (US $)     (US $)      (US $)
-----------------------------------------------------------------------------------------------------------------------------------
1. Caversham Trustees     341,960       185,799       527,759        18,001
   Limited as trustee
   of The Baron
   Settlement,
   PO Box 258,
   Malzard House,
   15 Union Street,
   St Helier,
   Jersey JE4 8TY,
   Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
2. Ki Corporation Ltd,  6,721,360(1)  3,542,548     10,263,908      350,087      7,118,002(2)   1,598,543   8,716,545    297,309
   c/o Salisbury House
   1-9 Union Street
   St Helier
   Jersey JE2 3RF,
   Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         1                   2             3             4            5               6           7            8            9

       Name &            Affiliate     Interest        Total      Consideration    Affiliate    Interest      Total   Consideration
    addresses of          Loans -     accrued on     Affiliate    Shares due in    Loans -    accrued on   Affiliate   Shares due
    the Vendors        subordinated    Affiliate      Loans -       respect of   short term   Affiliate     Loans -    in respect
                        (principal)     Loans -     subordinated    Affiliate     (principal)   Loans -    short term  of Affiliate
                                      subordinated                    Loans -                  short term                 Loans -
                                                                  subordinated                                          short term

     (US $)                (US $)       (US $)          (US $)       (US $)         (US $)        (US $)     (US $)      (US $)
-----------------------------------------------------------------------------------------------------------------------------------
3. Dr Steinbrugger     5,847,9203       3,220,945    9,068,865       309,326        829,570   0   10,162     839,732       28,642
   as trustee of
   the Denor Trust
   c/o
   Vermogerisver-
   waltung Dr F.W.
   Hinteregger AG
   Blelcherweg 18
   CH 8022
   Zurich
   Switzerland
-----------------------------------------------------------------------------------------------------------------------------------
4. Normandy               206,000         111,927      317,927        10,844
   Investments Inc.,
   c/o Heritage
   Trust Limited
   Polygon Hall
   PO Box 135
   Le Marchant
   Street,
   St Peter Port,
   Guernsey GY1 4EL,
   Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------
5. Industrie und           61,800          33,578       95,378         3,253
   FinanzKontor as
   trustee of
   the Eurona
   Foundation
   (a/c LM)
   Postfach 339,
   Altenbach  8,
   FL 9490
   Vaduz
   Liechenstien
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         1                   2             3             4            5               6           7            8            9

       Name &            Affiliate     Interest        Total      Consideration    Affiliate    Interest      Total   Consideration
    addresses of          Loans -     accrued on     Affiliate    Shares due in    Loans -    accrued on   Affiliate   Shares due
    the Vendors        subordinated    Affiliate      Loans -       respect of   short term   Affiliate     Loans -    in respect
                        (principal)     Loans -     subordinated    Affiliate     (principal)   Loans -    short term  of Affiliate
                                      subordinated                    Loans -                  short term                 Loans -
                                                                  subordinated                                          short term

     (US $)                (US $)       (US $)          (US $)       (US $)         (US $)        (US $)     (US $)      (US $)
-----------------------------------------------------------------------------------------------------------------------------------
6. Radcliffes             6,509          2,790         9,299           317
   Trustee
   Company SA and
   Central Independent
   Trustees Limited as
   trustees of the
   Bordeaux Trust,
   12 Rue de
   L'Arquebuse,
   1204 Geneva,
   Switzerland
-----------------------------------------------------------------------------------------------------------------------------------
7. Staci Krell,           2,801          1,201         4,002           137
   28 Meadowbrook
   Road,
   Short Hills,
   NJ 07078, USA
-----------------------------------------------------------------------------------------------------------------------------------
8. Carlyle Corporate                                                              313,545(4)     86,913     400,458       13,659
   Services Limited
   Meridian House,
   202-204 Finchley
   Road,
   London NW3 6BX
-----------------------------------------------------------------------------------------------------------------------------------
9. Carlyle Corporate                                                              103,729        43,944     147,673        5,036
   Services (CI)
   Limited
   PO Box 258,
   Malzard House,
   15 Union Street,
   St Helier,
   Jersey JE4 8TY,
   Channel Islands
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         1                   2             3             4            5               6           7            8            9

       Name &            Affiliate     Interest        Total      Consideration    Affiliate    Interest      Total   Consideration
    addresses of          Loans -     accrued on     Affiliate    Shares due in    Loans -    accrued on   Affiliate   Shares due
    the Vendors        subordinated    Affiliate      Loans -       respect of   short term   Affiliate     Loans -    in respect
                        (principal)     Loans -     subordinated    Affiliate     (principal)   Loans -    short term  of Affiliate
                                      subordinated                    Loans -                  short term                 Loans -
                                                                  subordinated                                          short term

     (US $)                (US $)       (US $)          (US $)       (US $)         (US $)        (US $)     (US $)      (US $)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  TOTAL
                     ----------       ---------     ----------       -------       ---------    ---------  ----------
                     13,188,350       7,098,788     20,287,138       691,965       8,364,845    1,739,562  10,104,407    344,646
                     ==========       =========     ==========       =======       =========    =========  ==========

-----------------------------------------------------------------------------------------------------------------------------------


----------------------------
(1) THIS AMOUNT COMPRISES:                (US$)
                                          -----
    Subordinated loan :                 5,471,360
    6% Subordinated loan :              1,250,000
                                        ---------
                                        6,721,360
                                        ---------

                                                                                                            (US$)
(2) THIS AMOUNT COMPRISES:                (US$)          1999 SHORT TERM LOAN              DATE            CAPITAL
    Short term loan                     5,842,957        ADVANCES AND REPAYMENTS:        1 Jan 1999        225,045
    1999 short term loans                 925,045                                       31 Mar 1999        400,000
    MV Trustees short term loans          350,000                                        6 Apr 1999       (400,000)
                                        ---------                                       28 May 1999        300,000
                                        7,118,002                                    12 August 1999        400,000
                                        ---------                                                          -------
                                                                                                           925,045
                                                                                                           -------



(3) THIS AMOUNT COMPRISES:                (US$)
    Subordinated loan                   4,597,920
    6% Subordinated loan                1,250,000
                                        ---------
                                        5,847,920
                                        ---------


(4) THIS AMOUNT COMPRISES:                (US$)
    Interest bearing short term loan      132,367

-------------------------------------------------------------------------------


    Interest free short term loan        181,178
                                         -------
                                         313,545
                                         -------

                                            PART C
                                ISSUE OF CONSIDERATION SHARES

---------------------------------------------------------------------------------------------------------------------------------
                                   1                                              2                       3

                                                                                                    Number of Consideration
                                                                                                      Shares to be issued
                                                                                                      to the Escrow Agent
                    Name & addresses of the Vendors                      Number of Consideration    on Completion in respect
                                                                           Shares to be issued       of General Indemnified
                                                                              directly to                Claims and held
                                                                          Vendor on Completion               in escrow
---------------------------------------------------------------------------------------------------------------------------------
  1.    Caversham Trustee Limited as trustee of The Baron Settlement,            471,169                      52,352
        PO Box 258,
        Malzard House,
        15 Union Street,
        St Helier, Jersey JE4 8TY,
        Channel Islands
---------------------------------------------------------------------------------------------------------------------------------
  2.    Ki Corporation, Ltd,
        PO Box 183                                                             2,428,372                     269,819
        Thorp House
        Rouge Bouillon
        St Helier
        Jersey  JE4 8RH, Channel Islands
---------------------------------------------------------------------------------------------------------------------------------
  3. Dr Steinbrugger as trustee of the Denor Trust
        c/o Vermogensverwaltung                                                1,875,105                     208,345
        Dr F.W. Hinteregger AG
        Blelchersweg 18
        CH 8022
        Zurich
        Switzerland
---------------------------------------------------------------------------------------------------------------------------------
  4.    Lisdar Limited,
        PO Box 258,                                                               78,937                       8,770
        Malzard House,
        15 Union Street,
        St Helier, Jersey  JE4 8TY,
        Channel Islands
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                   1                                              2                       3

                                                                                                    Number of Consideration
                                                                                                      Shares to be issued
                                                                                                      to the Escrow Agent
                    Name & addresses of the Vendors                      Number of Consideration    on Completion in respect
                                                                           Shares to be issued       of General Indemnified
                                                                              directly to                Claims and held
                                                                          Vendor on Completion               in escrow
---------------------------------------------------------------------------------------------------------------------------------
  5.    Deborah P. Ferolito,
        c/o Meridian VAT Reclaim, Inc.                                           241,319                      26,813
        125 West 55 Street
        8th Floor
        New York, NY 10019
---------------------------------------------------------------------------------------------------------------------------------
  6.    Normandy Investments Inc.,
        c/o Heritage Trust Limited                                               145,801                      16,200
        Polygon Hall
        PO Box 135
        Le Marchant Street
        St Peter Port,
        Guernsey  GY1 4EL,
        Channel Islands
---------------------------------------------------------------------------------------------------------------------------------
  7.    Caversham Trustees Limited as trustee of The Goodman Trust
        PO Box 258,                                                              154,084                      17,120
        Malzard, House,
        15 Union Street,
        St Helier, Jersey  JE4 8TY,
        Channel Islands
---------------------------------------------------------------------------------------------------------------------------------
  8.    Industrie und FinanzKontor as trustee of the Eurona
        Foundation                                                                13,532                       1,503
        (a/c PK),
        Postfach 339,
        Altenbach 8,
        FL 9490
        Vaduz
        Liechtenstein
---------------------------------------------------------------------------------------------------------------------------------
  9.    Industrie und FinanzKontor as trustee of the Eurona
        Foundation                                                                30,209                       3,306
        (a/c LM),
        Postfach 339,
        Altenbach 8,
        Liechtenstein
---------------------------------------------------------------------------------------------------------------------------------



                                                                         -37

---------------------------------------------------------------------------------------------------------------------------------
                                   1                                              2                       3

                                                                                                    Number of Consideration
                                                                                                      Shares to be issued
                                                                                                      to the Escrow Agent
                    Name & addresses of the Vendors                      Number of Consideration    on Completion in respect
                                                                           Shares to be issued       of General Indemnified
                                                                              directly to                Claims and held
                                                                          Vendor on Completion               in escrow
---------------------------------------------------------------------------------------------------------------------------------
  10.   Radcliffes Trustee Company SA and Central Independent
        Trustees Limited as Trustees of the Bordeaux Trust                        33,308                       3,701
        12 Rue de L'Arquebuse,
        1204 Geneva,
        Switzerland
---------------------------------------------------------------------------------------------------------------------------------
  11.   Steven Krell,
        2502 Kinderhook Lane                                                      13,532                       1,503
        Colorado Springs
        Colorado 80919
        USA
---------------------------------------------------------------------------------------------------------------------------------
  12.   Staci Krell,
        28 Meadowbrook Road,                                                         747                          83
        Short Hills,
        NJ 07078, USA
---------------------------------------------------------------------------------------------------------------------------------
  13.   Carlyle Corporate Services Limited
        Meridian House,                                                           12,293                       1,366
        202-204 Finchley Road,
        London  NW3 6BX
---------------------------------------------------------------------------------------------------------------------------------
  14.   Carlyle Corporate Services (CI) Limited
        PO Box 258,                                                                4,533                         503
        Malzard House,
        15 Union Street,
        St Helier,
        Jersey JE4 8TY, Channel Islands
---------------------------------------------------------------------------------------------------------------------------------

        TOTAL                                                                  5,502,941                     611,434

---------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                       PARTICULARS RELATING TO THE COMPANY

Authorised                              450,000 A Preference Shares of US$
Share capital:                          0.01 each; 1,822,500 B Preference Shares
                                        of US$0.01 each; 3,610 C Convertible
                                        Preference Shares of US$0.01 each;
                                        12,723,890 Ordinary shares of US$ 0.01
                                        each

Issued                                  450,000 A Preference Shares of US$
Share capital:                          0.01 each; 1,822,500 B Preference Shares
                                        of US$0.01 each, 5,263,890 Ordinary
                                        shares of US$ 0.01 each


Directors:                              N Kirsh, G A Evans, D P Ferolito, Dr
                                        F W Hinteregger, A J D Rabet, B A
                                        Stiefel


Secretary:                              A J D Rabet


Auditors:                               KPMG, 1 Stokes Place, St. Stephens
                                        Green, Dublin 2


Accounting reference date:              31 December


Registered Office:                      PO Box 183, Thorp House, Rouge Bouillon,
                                        St. Helier, Jersey, Channel Islands
                                        JE4 8RH

                                          SCHEDULE 3
                             PARTICULARS RELATING TO SUBSIDIARIES
                           MERIDIAN VAT RECLAIM OPERATIONS LIMITED



Registered Number:                               197185

Date and place of Incorporation:                 21 December 1992, Dublin

Address of Registered Office:                    6 Fitzwilliam Place, Dublin 2

Directors:                                       D P  Ferolito,  R L Folsom,  J P Harris,  M A
                                                 Salkinder, T Sasanuma, B A Stiefel, P W Ellis

Secretary:                                       First Island Secretaries Limited

Auditors:                                        KPMG, Chartered Accountants,  1 Stokes Place,
                                                 St Stephens Green, Dublin 2

Accounting Reference Date:                       31 December

Authorised Share Capital:                        5,000,000 ordinary shares of IR(pound)1.00 each

Issued Share Capital:                            1,000,000 ordinary shares of IR(pound)1.00 each

VAT number:

Registered Shareholders & identity of beneficial owners:

Meridian VAT Corporation Limited                 999,999 shares

B A Stiefel (nominee)                            1 share


                       MERIDIAN VAT PROCESSING (INTERNATIONAL) LIMITED


Registered Number:                               197186

Date and place of Incorporation:                 21 December 1992, Dublin

Address of Registered Office:                    6 Fitzwilliam Place, Dublin 2

Directors:                                       D P Ferolito, J P Harris, B A Stiefel

Secretary:                                       First Island Secretaries Limited

Auditors:                                        KPMG, Chartered Accountants, 1 Stokes Place,
                                                 St Stephens Green, Dublin 2

Accounting Reference Date:                       31 December

Authorised Share Capital:                        250,000 ordinary shares of IR(pound)1.00 each

Issued Share Capital:                            100,000 ordinary shares of IR(pound)1.00 each

VAT number:                                      IE 6597186 E (Group Registration)

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim Operations Limited          99,999 shares

B A Stiefel (nominee)                            1 share


                           MERIDIAN VAT PROCESSING (JAPAN) LIMITED



Registered Number:                               202433

Date and place of Incorporation:                 7 May 1993, Dublin

Address of Registered Office:                    6 Fitzwilliam Place, Dublin 2

Directors:                                       D P  Ferolito,  J  P  Harris,  B  A  Stiefel,
                                                 R Folsom, T Sasanuma

Secretary:                                       First Island Secretaries Limited

Auditors:                                        KPMG, Chartered Accountants,  1 Stokes Place,
                                                 St Stephens Green, Dublin 2

Accounting Reference Date:                       31 December

Authorised Share Capital:                        250,000 ordinary shares of IR(pound)1.00

Issued Share Capital:                            100,000 ordinary shares of IR(pound)1.00 each

VAT number:                                      IE 6597186 E (Group Registration)

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim Operations Limited          51,000 shares

T Sasanuma                                       17,500 shares

R Folsom                                         17,500 shares

O Sasaki                                         10,000 shares

B Dandoy                                         3,000 shares

T Yahagi                                         1,000 shares


                         MERIDIAN VAT PROCESSING (N. AMERICA) LIMITED



Registered Number:                               197184

Date and place of Incorporation:                 21 December 1992, Dublin

Address of Registered Office:                    6 Fitzwilliam Place, Dublin 2

Directors:                                       D P Ferolito, J P Harris, B A Stiefel

Secretary:                                       First Island Secretaries Limited

Auditors:                                        KPMG, Chartered Accountants,  1 Stokes Place,
                                                 St Stephens Green, Dublin 2

Accounting Reference Date:                       31 December

Authorised Share Capital:                        250,000 ordinary shares of IR(pound)1.00 each

Issued Share Capital:                            100,000 ordinary shares of IR(pound)1.00 each

VAT number:                                      IE 6597186 E (Group Registration)

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim Operations Limited          99,999 shares

B A Stiefel (nominee)                            1 share


                                        JA EWING, INC



Registered Number:                               13-5570752

Date and place of Incorporation:                 29 January 1931 New York

Address of Registered Office:                    125 West 55th  Street,  8th  Floor,  New York
                                                 NY10019

Directors:                                       D P Ferolito, B A Stiefel, S Fleishman

Secretary:                                       Not required

Auditors:                                        KPMG, 345 Park Avenue, New York NY 10154

Accounting Reference Date:                       31 December

Authorised Share Capital:                        11,500 shares of $100

Issued Share Capital:                            8,883 shares of $100

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Corporation Ltd                     8,883 shares of $100


                          MERIDIAN VAT RECLAIM AUSTRALIA PTY LIMITED



Registered Number:                               ACN 057 195 990

Date and place of Incorporation:                 24 August 1992

Address of Registered Office:                    26th  Floor,  AMP Centre,  50 Bridge  Street,
                                                 Sydney NSW 2000

Directors:                                       C Fuchs, A W Biet

Secretary:                                       M L Loughland

Auditors:                                        KPMG, Sydney

Accounting Reference Date:                       31 December

Authorised Share Capital:                        1,000,000 ordinary shares of A$1

Issued Share Capital:                            2 ordinary shares of A$1

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim (UK) Limited                2 shares


                               MERIDIAN VAT RECLAIM CANADA INC.



Registered Number:                               989282

Date and place of Incorporation:                 2 June 1992, Ontario

Address of Registered Office:                    8500 Leslie Street, Thornhill Ontario L3T 7M8

Directors:                                       D P Ferolito

Secretary:                                       Not required

Auditors:                                        KPMG, 345 Park Avenue, New York NY 10154

Accounting Reference Date:                       31 December

Authorised Share Capital:                        Unlimited

Issued Share Capital:                            100 Common

VAT number:                                      13 323 04 33 (GST)

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (N America) Limited      100 shares


                            MERIDIAN VAT RECLAIM HONG KONG LIMITED



Registered Number:                               365138

Date and place of Incorporation:                 30 June 1992 Hong Kong

Address of Registered Office:                    Suite 505, Gitic Centre, 28 Queens Road
                                                 East, Wanchai, Hong Kong

Directors:                                       B A Stiefel, C S Fuchs, M L Loughland

Secretary:                                       Gannon Corporate Services Limited

Auditors:                                        Francis Wong CPA Co Limited, Room 1605,
                                                 Evergo House, 38 Gloucester Road, Wanchai,
                                                 Hong Kong

Accounting Reference Date:                       31 December

Authorised Share Capital:                        2,500 ordinary shares of HK$10

Issued Share Capital:                            2,500 ordinary shares of HK$10

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Limited  2,499 shares

C S Fuchs (nominee)                              1 share


                            MERIDIAN VAT RECLAIM KOREA CO LIMITED



Registered Number:                               110111-1136939

Date and place of Incorporation:                 13 March 1995 Seoul

Address of Registered Office:                    19F, 198 Eul-Jilo, 2-Ka, Chung-ku, Seoul,
                                                 Korea

Directors:                                       R Folsom, S Torigoe, O Sasaki

Secretary:                                       Not required

Auditors:                                        KPMG

Accounting Reference Date:                       31 December

Authorised Share Capital:                        KOW 200 million (40,000 shares)

Issued Share Capital:                            KOW 50 million (10,000 shares)

VAT number:                                      102-81-36953

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim Japan Inc.                  KOW 50 million (10,000 shares)


                            MERIDIAN VAT RECLAIM SERVICES LIMITED



Registered Number:                               2835964

Date and place of Incorporation:                 14 July 1993, UK

Address of Registered Office:                    Meridian House, 202-204 Finchley Road,
                                                 London NW3 6BX

Directors:                                       J P Harris, B A Stiefel, M C Molony

Secretary:                                       S Gomer

Auditors:                                        KPMG, P O Box 486, 1 Puddle Dock, London
                                                 EC4V 3PD

Accounting Reference Date:                       31 December

Authorised Share Capital:                        1,000 ordinary shares of(pound)1

Issued Share Capital:                            2 ordinary shares of(pound)1

VAT number:                                      646 2026 54

Registered Shareholders & identity of beneficial owners:

Meridian VAT Corporation Ltd                     2 shares


                             VATCLAIM INTERNATIONAL (UK) LIMITED



Registered Number:                               2653159

Date and place of Incorporation:                 10 October 1991, UK

Address of Registered Office:                    Meridian House, 202-204 Finchley Road,
                                                 London NW3 6BX

Directors:                                       B A Stiefel

Secretary:                                       S Gomer

Auditors:                                        KPMG, P O Box 486, 1 Puddle Dock, London
                                                 EC4V 3PD

Accounting Reference Date:                       31 December

Authorised Share Capital:                        100 ordinary shares of(pound)1

Issued Share Capital:                            70 ordinary shares of(pound)1

VAT number:                                      660 4865 24

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim (UK) Limited                69 shares

Meridian VAT Reclaim Operations Limited          1 share


                                  MERIDIAN VAT RECLAIM GMBH



Registered Number:                               4602

Date and place of Incorporation:                 1  October  1996  Autsgericht  Konigstein  in
                                                 Taunus

Address of Registered Office:                    Konigsteiner Strasse 107 65812 Bad Soden

Directors:                                       B A Stiefel

Secretary:                                       Not required

Auditors:                                        Dr Frei, Blumenauer & Partner, Bad Sodem

Accounting Reference Date:                       31 December

Authorised Share Capital:                        DEM 100,000

Issued Share Capital:                            DEM 100,000

VAT number:                                      40 239 1735 6

Registered Shareholders & identity of beneficial owners:

Meridian VAT Reclaim (UK) Limited                DEM 100,000


                         MERIDIAN VAT RECLAIM (INDIA) PRIVATE LIMITED



Registered Number:                               11-74733

Date and place of Incorporation:                 26 October 1993, Bombay

Address of Registered Office:                    E-18, B-1 Extension, Mohan Co-operative
                                                 Industrial Estate, Mathura Road, Badarpur,
                                                 New Delhi

Directors:                                       J P Harris, P D Gupta, R Krishnan, S N Talwar

Secretary:                                       R Krishnan

Auditors:                                        Sanjay Pandey & Associates, B-1/9 Lajpat
                                                 Nagar, New Delhi 110024

Accounting Reference Date:                       31 December

Authorised Share Capital:                        50,000 Equity Shares of Rs 10

Issued Share Capital:                            50,000 Equity Shares of Rs 10

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Ltd      49,998 shares

Meridian VAT Reclaim Operations Ltd              2 shares


                               MERIDIAN VAT RECLAIM JAPAN INC.



Registered Number:                               029464

Date and place of Incorporation:                 22 March 1993, Tokyo

Address of Registered Office:                    7F Shiba Daimon Bldg, 2-3-4 Shiba-Koen,
                                                 Minato-ku, Tokyo

Directors:                                       T Sasanuma,  R Folsom, O Sasaki, B A Stiefel,
                                                 D P Ferolito, T Yahagi

Secretary:                                       n/a

Auditors:                                        KPMG, The Japan Red Cross Building, 1-3
                                                 Shiba Daimon, 1-Chome Minato-ku, Tokyo, Japan

Accounting Reference Date:                       31 December

Authorised Share Capital:                        Y200 million (4,000 shares)

Issued Share Capital:                            Y50 million (1,000 shares)

VAT number:                                      (top) 00661821

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Ltd      51%

Taisuke Sasanuma                                 17.5%

Richard Folsom                                   17.5%

Osamu Sasaki                                     10%

B. Dandoy                                        3%

Tsuneo Yahagi                                    1%


                                  MERIDIAN VAT RECLAIM INC.



Registered Number:                               133692024

Date and place of Incorporation:                 October 20, 1992, Delaware, USA

Address of Registered Office:                    125 West 55th Street, 8th Floor, New York,
                                                 NY 10019

Directors:                                       D P Ferolito, B A Stiefel

Secretary:                                       S Boyarsky

Auditors:                                        KPMG, 345 Park Avenue, New York NY 10154

Accounting Reference Date:                       31 December

Authorised Share Capital:                        1,000 shares of US$1

Issued Share Capital:                            100 shares of US$1

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (N America) Ltd          100 shares of US$1


                          MERIDIAN VAT RECLAIM (PROPRIETARY) LIMITED



Registered Number:                               73/02054/07

Date and place of Incorporation:                 20 February 1973, Pretoria, South Africa

Address of Registered Office:                    9 Summit Road, Dunkeld West, Johannesburg
                                                 2196

Directors:                                       M A Salkinder, E R Lucey, D P Ferolito

Secretary:                                       M A Salkinder

Auditors:                                        Fisher Hoffman Sithole, FHS House, 15 Girton
                                                 Road, Parktown 2193

Accounting Reference Date:                       31 December

Authorised Share Capital:                        4,000 ordinary shares of SAR1

Issued Share Capital:                            2001 ordinary shares of SAR1

VAT number:                                      -

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Ltd      2001 shares


                              MERIDIAN VAT RECLAIM (UK) LIMITED



Registered Number:                               2528477

Date and place of Incorporation:                 7 August 1990, UK

Address of Registered Office:                    Meridian House, 202-204 Finchley Road,
                                                 London NW3 6BX

Directors:                                       B A Stiefel, J P Harris, L M Whiting

Secretary:                                       S Gomer

Auditors:                                        KPMG, P O Box 486, 1 Puddle Dock, London
                                                 EC4V 3PD

Accounting Reference Date:                       31 December

Authorised Share Capital:                        100,000 ordinary shares of(pound)1

Issued Share Capital:                            100,000 ordinary shares of(pound)1

VAT number:                                      544 7010 64

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Ltd      99,999 shares

B A Stiefel (nominee)                            1 share


                              MERIDIAN VAT RECLAIM (SCHWEIZ) AG



Registered Number:                               CH-020.3.004.292-0

Date and place of Incorporation:                 20 October 1993, Zurich (Hauptregister)

Address of Registered Office:                    Trockenloostrasse 47, 8105 Regensdorf

Directors:                                       Dr F Hinteregger, Dr H Tschopp, L Whiting

Secretary:                                       Not required

Auditors:                                        Interna Treuhand-Gesellschaft, Zurich

Accounting Reference Date:                       31 December

Authorised Share Capital:                        1,000 shares of CHF 100

Issued Share Capital:                            1,000 shares of CHF 100

VAT number:                                      381751

Registered Shareholders & identity of beneficial owners:

Meridian VAT Processing (International) Limited  1000 shares of CHF 100


                               VATCLAIM INTERNATIONAL (PTY) LTD



Registered Number:                               65/08530/07

Date and place of Incorporation:                 12 October 1965, South Africa

Address of Registered Office:                    9 Summit Road, Dunkeld West, Sandton

Directors:                                       M A Salkinder

Secretary:                                       M A Salkinder

Auditors:                                        Fisher Hoffman Stride

Accounting Reference Date:                       31 December

Authorised and issued Share Capital:             610,000 ordinary shares of R 2 each

VAT number:                                      -

Registered Shareholders:

Meridian VAT Reclaim (Proprietary) Limited       610,000 shares of R 2 each


                                          SCHEDULE 4
                                          WARRANTIES


1.       Constitution

2.       Accounts

3.       Business

4.       Intellectual Property

5.       Information Technology

6.       Directors and Employees

7.       Properties

8.       Pensions

9.       The Group and its Bankers

10.      Accuracy of Information

11.      Investment Intent

12.      Pooling of Interests

13.      Tax

1.      CONSTITUTION

1.1     ORGANISATION

        Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and duly organised under the laws of the jurisdiction of their incorporation, has been in continuous existence since incorporation and has the corporate power to own its properties and to carry on its business as now conducted, and is not required to be qualified to do business in any other jurisdiction.

1.2     VALID AND BINDING AGREEMENT

        This agreement, the Transaction Documents and the other agreements, instruments and documents to be executed in connection herewith, when duly executed and delivered shall constitute legal, valid and binding obligations of the Company and the Vendors and are enforceable against them as applicable, in accordance with their respective terms.

1.3     AUTHORITY

        The execution and delivery of this agreement and the Transaction Documents and the consummation thereof do not breach, or result in a breach of, or constitute a default under, the articles or memorandum of association or equivalent constitutional documents of the Company or any of the Subsidiaries, or any agreement to which the Company, the Subsidiaries or the Vendors is, or are, a party to or by which any of them is bound where such breach of any agreement would have a material adverse effect on the Business. No authorisation, approval or consent of, or notice to or filing with, any governmental authority of any kind whatsoever or any third party is required for the execution, delivery or performance of this agreement by the Company and the Vendors.

1.4     MEMORANDUM AND ARTICLES

        The memorandum and articles of association or equivalent constitutional documents of the Company and each of the Subsidiaries in the form of the copies supplied to the Purchaser are complete and accurate and so far as the Vendors are aware have embodied therein or annexed thereto copies of all resolutions and agreements as are required by the relevant local legislation, and all amendments thereto (if any) were duly and properly made.

1.5     REGISTER OF MEMBERS

        The register of members of the Company contains true and accurate records of the members from time to time of the Company and the Company has not been subject to any application under Article 47 of the Companies (Jersey) Law 1991 for rectification of such register.

1.6     RETURNS

        All such resolutions returns and other documents required by the Companies (Jersey) Law 1991 to be delivered to the Registrar of Companies have been duly delivered and are true and accurate.

1.7     POWERS OF ATTORNEY

        The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way, except for powers of attorney entered into with clients or fiscal agents acting on behalf of the Company in relation to the processing of VAT claims in the ordinary course of business.

1.8     SUBSIDIARIES

        The Company does not have any subsidiaries or subsidiary undertakings (direct or indirect) other than those listed in schedule 3 nor does the Company own any shares or stock in the capital of nor have any beneficial interest in any other company or business organisation nor does the Company control or take part in the management of any other company or business organisation. Each of the Subsidiaries is a wholly-owned subsidiary of the Company, save as otherwise indicated in schedule 3. The issued shares of each of the Subsidiaries are owned by the Company or by another member of the Group free and clear of all liens, claims and encumbrances and there are no existing options, warrants, call or commitments of any kind relating to the authorised and issued shares of any such Subsidiary.

1.9     SHARE CAPITAL

        Schedule 2 contains a true, correct and complete list of the authorised and issued share capital of the Company. All of the issued shares of the Company have been duly authorised, are validly issued, fully paid and non-assessable and are beneficially owned by the Vendors in the amounts set out in columns 2, 3 and 4 of part A of schedule 1. No one other than the Vendors has any beneficial or other interest in the share capital of the Company and in the two years prior to the date of this agreement none of the Vendors has disposed of or acquired any Shares and there has been no change of control in relation to any of the Vendors. Each of the Vendors warrants for itself that it is the lawful owner of, and has good and marketable title to, the number of shares in the Company's issued share capital as set out in columns 2, 3 and 4 of part A of schedule 1 free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party (including any right to purchase, vote or direct the voting of, any shares thereof). The Company has not issued any convertible securities, options, warrants or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares to any person.

1.10    DIVIDENDS

        Since the Accounts Date, the Company has not issued, declared or paid any dividend on, or declared or made any distribution on, or authorised the creation or issuance of, or effected any split-up or any recapitalisation of, any of its share capital or, directly or indirectly redeemed, purchased or otherwise acquired or authorised the acquisition of any of its issued share capital.

1.11    AFFILIATE LOANS

        The details of all of the Affiliate Loans set out in part B of schedule 1 and in schedule 8 are true, complete and accurate and no other Affiliate Loans exist. Each of the Vendors warrants that it has lent to the Company the amounts set out opposite its name in columns 2 and 6 of part B of schedule 1 in the form of subordinated loans and short term loans respectively and that the total interest accrued on such subordinated loans and short term loans and is as set out in columns 3 and 7 of part B of schedule 1 respectively. Each of the Vendors further warrants that:-

        (a) all amounts which are owed to such Vendor by the Company are indicated in part B of schedule 1; and

        (b) all payments, repayments and other movements on the amount of the Affiliate Loans in the two years prior to the date of this agreement are as set out in schedule 8;

        (c) that no other sums are owed to such Vendor by the Company or any member of the Group; and

        (d) no penalty, fee or charge of any nature will be incurred by the Company or any member of the Group arising out of or in connection with the prepayment of any Affiliate Loan.

1.12    RESIDENCY

        None of the Vendors, nor any person who is beneficially interested in any trust of which a Vendor is a trustee, is resident in Jersey.

2.      ACCOUNTS

2.1     ACCOUNTS

        The Accounts (including any related notes and schedules) have been prepared in accordance with the requirements of all relevant statutes and with GAAP and are true, accurate and complete in all respects so far as they are stated to be facts and not estimates, and accordingly give a true and fair view of all the assets and liabilities (whether present or future, actual or contingent) and of the state of affairs, financial position and results of the Company as at and up to the Accounts Date. Without prejudice to the generality of the foregoing, the Accounts:-

        (a) make adequate provision or reserve for depreciation, bad or doubtful debts and other actual liabilities to the extent required by GAAP;

        (b) either make adequate provision or reserve for or make fair disclosure in notes of all contingent, postponed or deferred liabilities to the extent required by GAAP;

        (c) do not overvalue assets or understate liabilities to the extent required by GAAP; and

        (d) have not (save as disclosed in the Accounts) been affected by any extraordinary, exceptional or non-recurring item or by any other fact or circumstance rendering the profits or losses for the relevant period unusually high or low.

2.2     FINANCIAL STATEMENTS

        The Financial Statements:-

        (a) have been prepared with due care and attention and in accordance with GAAP and on a basis consistent with those employed in the preparation of the Accounts; and

        (b) fairly reflect the state of affairs, financial position and results of the Company in all material respects as at and for the six months up to 30 June 1999 and, save as specifically disclosed in the Disclosure Letter, there are no outstanding liabilities or obligations of the Company of any nature whatsoever which in aggregate exceed US$50,000 except for those that are specifically reflected, provided for or reserved in the Financial Statements.

2.3     ACCOUNTING POLICY

        The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared since 1 January 1995.

2.4     ACCOUNTS RECEIVABLE AND WORK IN PROGRESS

        All accounts receivable, notes receivable, employee advances, rights to receive payments from customers for claims filed by or on behalf of customers of the Company (collectively "ACCOUNTS RECEIVABLE") are bona fide, arose in the ordinary course of business and neither the Company nor any of the Vendors is aware of any dispute in relation to, or any claims capable of being off set against, any such Accounts Receivables (save for those in respect of which specific provision has been made in the Accounts or the Financial Statements).

2.5     OFF BALANCE SHEET FINANCING

        The Company has not engaged in any financing (including without prejudice to the generality of the foregoing the incurring of any borrowing or any indebtedness in the nature of borrowing including without limitation liabilities in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

2.6     FOREIGN EXCHANGE

        There are no derivative contracts of any nature, or foreign currency losses of any kind, for the period from the Accounts Date up to Completion except as disclosed in the Disclosure Letter.

2.7     BOOKS OF ACCOUNT

        The Company has properly kept and maintained all books of account (reflecting in accordance with GAAP all transactions effected by the Company or to which it is or has been a party) minute books, register of members and other statutory books. All such documents are up-to-date, true and accurate and all deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company and the common seal of the Company are in the possession of the Company.

3.      BUSINESS

3.1     BUSINESS SINCE THE ACCOUNTS DATE

        Since the Accounts Date there has been no material adverse change in the business of Company or in the financial or trading position of the Company and the business of the Company has been conducted on a normal basis and the Company has not disposed of any of its assets otherwise than in the normal course of business or made any loan or other payment other than in the normal course of business.

3.2     ACQUISITION AND DISPOSAL OF ASSETS

        The Company has not since the Accounts Date acquired or agreed to acquire any asset for a consideration which is higher than the market value at the time of acquisition and has not disposed of or agreed to dispose of any asset for a consideration which is lower than the market value or the value thereof as shown in the books of the Company at the time of disposal.

3.3     CHARGES AND TITLE TO ASSETS

        The Company has not created or agreed to create or suffered to arise any Encumbrance over any part of its undertaking or assets and the Company has and will at Completion have a good and marketable title to all the assets included in the Accounts and to all other assets (tangible or intangible) used for the purpose of the Company's business at the date hereof and to all assets acquired since the Accounts Date and prior to Completion.

3.4     LEASING ETC. AGREEMENTS

        Full and accurate details of any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement or agreement for payment on deferred terms which requires aggregate payments to be made in excess of US$25,000 per annum to which the Company is a party are contained in the Disclosure Letter and copies annexed thereto.

3.5     ONEROUS OBLIGATIONS

        The Company is not a party to any contract, transaction or arrangement which:-

        (a) gives rise to a liability of an unusual or abnormal nature, or outside the ordinary and proper course of business; or

        (b)    is for a fixed term of more than six months; or

        (c) by its terms involves an aggregate outstanding expenditure by the Company of more than US$150,000 in any one year; or

        (d) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place.

3.6     CONTRACTS WITH CONNECTED PERSONS

        The Company has no contractual or other arrangements of any sort with any of the Vendors or any body corporate or person connected or associated with any of the Vendors.

3.7     EVENTS OF DEFAULT

        (a) No event has occurred or is subsisting which constitutes or would with the giving of notice constitute a default or the acceleration of any obligation of the Company under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound.

        (b) The Company is not a party to any agreement or arrangement which is capable of termination (without liability for compensation) by any other person on a change in the management control or shareholding of the Company or by reason of the sale of the Shares under this agreement.

        (c) To the best of the Vendors' knowledge, information and belief, after Completion (whether by reason of an existing agreement or arrangement or otherwise or as a result of the proposed acquisition of the Company by the Purchaser):-

               (i) no supplier of the Company has informed the Company that it will cease supplying the Company or may substantially reduce its supplies to the Company;

              (ii) no customer of the Company has informed the Company that it will cease to deal with the Company or may substantially reduce its existing level of business with the Company; and

             (iii) the Company has not been informed that it will lose the benefit of any right or privilege which is provided by any of the Vendors or any Affiliate and which it enjoys as at Completion.

3.8     GUARANTEES ETC.

        The Company has not given any guarantee, indemnity, warranty or bond or incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any party other than another company in the Group other than as expressly referred to or identifiable in the audited accounts of the Company for the three financial years ending on the Accounts Date.

3.9     OPTIONS OVER SHARES ETC.

        None of the Vendors is under any obligation of any kind whatsoever whether actual or contingent to sell, charge or otherwise dispose of any of the Shares or any interest therein to any other person.

3.10    LITIGATION

        (a) The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings (whether as plaintiff, defendant or third party) and there are no such proceedings pending, or to the best of the Vendors' knowledge threatened, or any such proceedings in respect of which the Company is or might be liable to indemnify any other person concerned therein and to the best of the Vendors' knowledge there are no claims, facts or events which are likely to give rise to any such proceedings.

        (b) The Company is not engaged in and has not in the last six years been engaged in, and to the best of the Vendors' knowledge no facts or events exist or have occurred which the Vendors know will, or are likely to, cause the Company to be involved in, proceedings or enquiries before any governmental or municipal board of enquiry or commission or any other administrative body (whether judicial quasi-judicial or otherwise) as a result of which any unfavourable judgement or decision would or, to the best of the Vendors' knowledge, might adversely affect the business of the Company or the value of any of its assets.

3.11    BUSINESS NAME

        The Company does not carry on, and has not in the past three years carried on, any business under any name other than its corporate name.

3.12    PROPERTY IN OTHER COMPANIES

        The Company is not liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement or to take or suffer any action as a result of the proposed acquisition of the Company by the Purchaser.

3.13    INSURANCE

        (a) The Company has produced to the Purchaser all insurance policies in effect in relation to its business and assets and all such policies are in full force and effect.

        (b) There is no individual claim in excess of US$15,000 outstanding and there are no claims in excess of US$50,000 in aggregate outstanding under any such policy nor are the Vendors aware of any circumstances likely to give rise to such a claim.

3.14    COMPLIANCE WITH LAW

        So far as the Vendors are aware, neither the Company, nor any of its officers or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is in contravention of any applicable law, order or regulation in the United Kingdom, Republic of Ireland or elsewhere and which:-

        (a) is punishable by fine or other penalty or for which any other liabilities have arisen on the Company or causes the Company to be in breach of any agreement to which it is a party; and

        (b) in any event would have a material adverse effect on the financial position of the Company.

3.15    COMPETITION

        The Company is not nor has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which:-

        (a) infringes Articles 81 and/or 82 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction; or

        (b) is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction.

3.16    LICENCES

        The Company has all licences, permissions, permits, consents and authorisations required for the carrying on of its business and, so far as the Vendors are aware, is not in breach of the terms or conditions of such licences, permissions, permits, consents and authorisations and there are no pending or threatened proceedings which might adversely affect the validity of such licences, permissions, permits, consents and authorisations and the Vendors are not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

3.17    GRANTS

        The Company has not applied for nor received any financial assistance from any supranational, national or local agency, body or authority other than the Irish Industrial Development Authority. No such financial assistance would be required to be repaid or other penalty incurred by the Company in relation thereto arising out of or in connection with the transaction contemplated by this Agreement.

3.18    BROKER'S FEES

        Neither the Company nor any of the Vendors has retained or utilised the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated by this agreement, or had any communications with any person or entity with respect thereto, which would obligate the Company and/or any member of the PRG Group to pay any such fees or commissions.

3.19    PRIMARY CLIENTS

        For purposes of this Warranty, "PRIMARY CLIENTS" means those 20 Clients of the Company which as of the end of any calendar year after 1998 (or in respect of 1999, as of the period from January 1, 1999 to the date hereof) accounted for the highest percentage of the revenues of the Company during such calendar year (or in respect of 1999, such part thereof). Save as set out in the Disclosure Letter, there are no Primary Clients who have, within the 12 months immediately preceding the date hereof, expressed to the Company material dissatisfaction with the Company's services and no compensation in excess of US$5000 has been paid on any one occasion to any single Primary Client in respect of any failure by the Company to provide its services in a proper and efficient manner and no compensation in excess of US$250,000 in aggregate has been paid in the 12 months prior to the date of this agreement.

3.20    TRUSTEE ARRANGEMENTS

        True, accurate and complete copies of all the documents which govern the arrangements of the Company with Meridian VAT Trustees Limited ("TRUSTEES") are annexed to the Disclosure Letter and there are no other arrangements (whether or not in writing) which in any way govern the Company's relationship with Trustees. No person other than Trustees holds funds on behalf of the Company's clients and all funds held or processed by Trustees have at all times been held and applied in the ordinary and proper course of the Company's business in accordance with the terms of the disclosed documents referred in this paragraph 3.20 and for no other purpose whatsoever.

3.21    INSOLVENCY

        Neither the Company nor any of the Vendors are unable to pay their respective debts within the meaning of section 123 of the Insolvency Act 1986. No order has been made, petition presented or resolution passed for the winding up or for the appointment of a provisional liquidator to the Company or any of the Vendors. No administration order has been made and no petition for an administration order has been presented in respect of the Company or any of the Vendors. No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's or the whole or part of any Vendors' business or assets.

4.      INTELLECTUAL PROPERTY

4.1     (a)    Save for the Intellectual Property which is licensed to the
               Company, the Company is the sole and absolute legal and beneficial owner of the Business Intellectual Property and where appropriate the Business Intellectual Property is registered in or registrations have been applied for in the name of the Company.

        (b) The Business Intellectual Property is free from Encumbrances and, in the case of confidential information, any disclosure obligation, and is subsisting, valid, exercisable and enforceable.

4.2     (a)    All registration and renewal fees have been paid in relation to the registered and applied for Business Intellectual Property and so far as the Vendors are aware all reasonable steps have been taken for the prosecution and maintenance of the registered and applied for Business
               Intellectual Property.

        (b) So far as the Vendors are aware all reasonable steps have been taken for the maintenance and protection of all unregistered Business Intellectual Property.

4.3 The Business Intellectual Property is all the Intellectual Property necessary for the operation of the Business as presently conducted and, so far as the Vendors are aware, will not be adversely affected by the transaction contemplated by this agreement.

4.4 The terms of all licences or rights which have been granted by or to the Company or which the Company or the Vendors intend to enter into for the purposes of the Business or which are being currently negotiated or other agreements or consents or undertakings entered into by the Company relating to the Business Intellectual Property and Intellectual Property of third parties are set out in the Disclosure Letter and save as disclosed neither the Company nor any of the Vendors are obliged to enter into any such agreement relating to the Company's business. There has been or is no breach nor so far as the Vendors are aware is there any fact or matter which would or may create a breach of such licences or undertakings.

4.5 The terms of any order given or measure imposed by a court or other body of competent jurisdiction relating to the Business Intellectual Property against or in favour of the Company, any of the Vendors are set out in the Disclosure Letter and there is no breach of any such orders.

4.6

        (a) So far as the Vendors are aware, the use by the Company of the Business Intellectual Property does not infringe the Intellectual Property of any other person.

        (b) No proceedings or claims have been brought or, so far as the Vendors are aware, threatened, by any third party or competent authority in relation to the Business Intellectual Property concerning title, subsistence, validity or enforceability or grant of any right or interest in the Business Intellectual Property.

        (c) No third party is infringing or misusing or, so far as the Vendors are aware, threatening, to infringe or misuse the Business Intellectual Property.

        (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use any Business Intellectual Property.

4.7 The Company is the sole and absolute legal and beneficial owner of all of the Intellectual Property created or updated by any employee or consultant employed or retained (as the case may be) from time to time by East & West Limited ("E&W") (excluding Maria Sandler) at any time during the period in which E&W has been retained by the Company to provide services to the Company in connection with its Computer Systems.

5.      INFORMATION TECHNOLOGY

5.1 The Computer Systems used in the business of the Company are all the systems required for its immediate needs including (without limitation) system capacity and the ability to process current peak volumes and anticipated volumes in a timely manner.

5.2 The Company has performed the reviews and testing of the Computer System reasonably required to ascertain whether the Computer System will be adversely affected by either any changes in and to date information used therein or any changes to inputs, outputs and other manipulations of data in relation to dates before on or after 1 January 2000 and such reviews and test results indicated that the Computer Systems will not be adversely affected.

5.3 All Computer Systems, excluding software, used in the Company's business are owned and operated by and are under the control of the Company.

5.4 The Company either solely owns or is validly licensed to use the software used in the Business.

5.5 The Company has in place adequate back-up systems disaster recovery provisions and security arrangements in relation to all Computer Systems used in its business.

5.6 The Computer Systems used in the Company's business are capable of effecting conversions between the Euro and national currencies required by the Company's Business.

5.7 Save as set out in the Disclosure Letter, the Company does not have any public, private or reserved presence on the world wide web, multi-party extranet, virtual private network, or similar internet based, linked system ("INTERNET PRESENCE"). The Company's domain name(s) are currently registered with the currently authorised Internet Domain Name Registrar, are transferable to the Purchaser, and are in good standing.

6.      DIRECTORS AND EMPLOYEES

6.1 The names of the directors and secretaries shown in schedules 2 and 3 are true and complete and no person not named therein as such is a director or secretary of the Company or any of the Subsidiaries.

6.2 The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to all employees of the Company employed in the United Kingdom, Ireland and the United States and identifies which terms and conditions apply to which employees.

6.3 No past or present director, officer, employee or any dependant thereof has made any claim against the Company during the past 12 months resulting in a cost to the Company in excess of US$10,000.

6.4 There are no unusual terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company and such terms of employment or engagement may be terminated by not more than three months notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

6.5 The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its directors or employees.

6.6 Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors or employees and the Company is under no obligation to make any such changes with or without retrospective operation.

6.7 No past or present director or employee of the Company or any predecessor in business has made any claim against the Company including any claim:-

        (a) in respect of any accident or injury which is not fully covered by insurance; or

        (b)    for breach of contract of services or for services; or

        (c) for loss of office or arising out of or connected with the termination of his office or employment (including any redundancy payment)

        and so far as the Vendors are aware no such claim has been threatened.

6.8 Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute with any employee, trade union, staff association or any other body representing workers and so far as the Vendors are aware no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened.

6.9 The Company has not within the three years preceding the date hereof acquired or entered into any agreement which involved or may involve it acquiring any undertaking or part of one such that the EC Council Directive 77/187 as amended (the "ACQUIRED RIGHTS DIRECTIVE") applied or may apply thereto.

6.10 No trade union, staff association or any other body representing workers is recognised by the Company for the purposes of collective bargaining.

6.11 There are no amounts owing or agreed to be loaned or advanced by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period which remuneration shall be discharged in full in respect of the period up to Completion, accrued holiday pay for the current holiday year or for reimbursement of expenses).

6.12 There are no enquiries or investigations existing or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive.

6.13 No director or officer of the Company and none of M. O'Riordon, V. Maher, J.Harris, P. Ellis, L. Whiting, S. Gomer, B. Harte, G. Shankey and U. Tipp (each an "IMPORTANT EMPLOYEE") has given or received notice to terminate his employment and no director, officer or Important Employee has informed the Company that he intends to leave the Company after Completion.

6.14 There are no directors or Key Employees of the Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one month due to illness).

6.15 There are no terms and conditions in any contract with any director or employee of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

6.16 A copy of the form of each document prepared and/or distributed in relation to the Company's phantom stock plan are annexed to the Disclosure Letter, together with a true, accurate and complete list of all grants, awards and claims made pursuant to the Company's phantom stock plan.

6.17 The Disclosure Letter sets out with respect to the United States operations of the Company and its Subsidiaries a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (other than normal practices for the payment of salary or wages, including such payments during short absences for illness, vacation and the like, and governmentally mandated benefits) for the benefit of current or former directors or employees of the Company or any other persons currently or formerly performing services for the Company, and/or beneficiaries of any such persons (collectively, "BUSINESS EMPLOYEES") with respect to which the Company or any "ERISA AFFILIATE" (hereby defined to include any entity other than the Company, or treated under section 414 of the Code as a single employer with the Company) has any obligation on behalf of any Business Employee (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "EMPLOYEE BENEFIT PLAN", and collectively the "EMPLOYEE BENEFIT PLANS").

6.18 The Company has delivered to the Purchaser, with respect to each Employee Benefit Plan, true and complete copies of (a) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (b) annual reports, including but not limited to Forms 5500, 990 and 1041, for the last three (3) years for the plan and any related trust, (c) actuarial valuation reports and financial statements for the last three (3) years, and (d) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under sections 401(a) or 501(c)(9) of the Code.

6.19 No Employee Benefit Plan is (a) a "multiple employer welfare arrangement" (within the meaning of section 3(40) of ERISA), (b) a "plan maintained by more than one employer" (within the meaning of section 413(c) of the Code), or (c) subject to Title IV of ERISA.

6.20 The Purchaser will not, as a result of the transactions contemplated by this agreement (or any employment by the Purchaser of any Business Employee) become liable for any contribution, tax, lien, penalty, cost, damage or other similar type of liability or expense of the Company or any ERISA Affiliate with regard to any Employee Benefit Plan other than ordinary costs of plan administration and operation and payments of benefits therefrom in the ordinary course of such administration and operation.

6.21 Except as set out in the Disclosure Letter, no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act, or any Employee Benefit Plan qualified under section 401(a) of the Code) to any Business Employee who, at the time the benefit is to be provided, is a former director or former employee of, or other former provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other former Business Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

6.22 Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to Completion is reflected as a liability on the Financial Statements.

7.      PROPERTIES

        Save in respect of Warranty 7.10, for the purposes of this paragraph the expression the "PROPERTIES" shall include where the context so admits the individual properties comprising the same.

7.1 The Properties comprise all the land and premises occupied or otherwise used by the Company.

7.2 The Company has exclusive and unencumbered possession of the Properties and is lawfully in occupation of them.

7.3 There are no covenants, restrictions, burdens, stipulations, wayleaves, easements, conditions, outgoings, terms, overriding interests, rights or licences affecting any of the Properties which are of an unusual or onerous nature or which adversely affect the use of the Properties for which they are currently used.

7.4 The Vendors are not aware of any outstanding disputes or complaints relating to the Properties.

7.5 Neither the Company nor the Vendors have received notice of any breach of any legislation or of any lease or licence by virtue of which the Company is in occupation in respect of the Properties.

7.6 So far as the Vendors are aware, the Properties are not affected by any order or notice of or proceedings involving any governmental or local authority or other body or any agreement with any of the same or by any notices served by the Company on any such body or authority.

7.7 The Company has no actual or contingent obligations or liabilities (whether as principal contracting party or guarantor or otherwise) in relation to any lease, licence or other interest in or agreement relating to land apart from the Properties.

7.8 So far as the Vendors are aware, the Company has duly performed observed and complied with all covenants, restrictions, exceptions, reservations, conditions, agreements, statutory and legal requirements affecting the Properties and the uses of the Properties including the terms of any lease or licence under which any part of any of the Properties is held and all outgoings have been paid to date and all rents and service charges have been paid to date and no notice of any alleged breach of any of the terms of any such lease or licence has been served on the Company.

7.9 Each of the Properties is held under the lease or licence brief details of which are set out in schedule 6.

7.10 Save for rent due and payable in the ordinary course of business consistent with past practice, there are no outstanding sums whatsoever or howsoever arising owing by the Company to any Vendor, Affiliate, Company Affiliate or any person connected with any of the foregoing in respect of the property located at 202-204 Finchley Road, London NW3 6BX.

8.      PENSIONS

8.1     UNDERTAKINGS AND ASSURANCES

        No undertaking or assurance (whether legally binding or not) has been given or will before the Completion Date be given by the Company in connection with the Schemes (as defined in Warranty 8.2 below) to any person as to the continuance, introduction, increase or improvement of any such benefit of the Schemes.

8.2     MONEY PURCHASE BENEFITS ONLY

        In addition to lump sum death in service benefits provided by the Meridian (Ireland) Money Purchase Scheme and Meridian VAT Reclaim (UK) Limited Pension Fund ("THE SCHEMES ") the Schemes provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act
        1993) and no promise or assurance (oral or written) has been given to any beneficiary that his or her benefits under that scheme (other than lump sum death in service benefits) will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

8.3     PENSION ARRANGEMENTS DISCLOSED

        Save in respect of the Employee Benefit Plans and the Schemes disclosed the Company is under no obligation or commitment, nor is it a party to any custom or practice, to pay, provide or contribute towards any "RELEVANT BENEFITS" within the meaning of section 612 of the T.A., or sickness or disability benefits, to or in respect of any person.

8.4     DISCLOSURE OF DOCUMENTS

        All material details of the Schemes have been supplied to the Purchaser or the Purchaser's Solicitors.

8.5     PAYMENT OF CONTRIBUTIONS

        All contributions and premiums which are payable by the participating companies under the Schemes and all contributions due from members of the Schemes have been duly made.

8.6     LEGAL COMPLIANCE

        So far as the Vendors are aware, the Schemes have at all times been administered in accordance with the trusts, powers and provisions of their governing documentation and have been administered in accordance with and comply with all applicable legislation and the general requirements of trust law.

8.7     NO CLAIMS OR LITIGATION

        No claim has been made or threatened against the trustees or administrator of the Schemes or any company participating therein or against any person whom the Company is or may be liable to indemnify or compensate (including any complaint under the internal dispute resolution procedure or to the Pensions Ombudsman or the Occupational Pensions Regulatory Authority) in respect of any act, event, omission or other matter arising out of or in connection with either of the Schemes (other than routine claims for benefits).

9.      THE GROUP AND ITS BANKERS

9.1     BORROWINGS

        The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

9.2     CONTINUANCE OF FACILITIES

        Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company have been supplied to the Purchaser and none of the Vendors nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be materially prejudiced.

9.3     EVENTS OF DEFAULT - INDEBTEDNESS

        No circumstances have arisen or, to the best of the knowledge, information and belief of each of the Vendors, are about to arise in consequence of the acquisition of the Company or by reason of any default by the Company or any of its Subsidiaries such that:

        (a) any person is, or will, or would with the giving of notice and/or lapse of time become entitled to require payment before its stated maturity of, or security for, any indebtedness in respect of borrowed money of the Company which has not been satisfied in full; or

        (b) any commitment, agreement or arrangement with any third party to extend any credit to the Company would be cancelled or terminated.

        The Company has complied with all original payment schedules for any indebtedness.

9.4     RECEIVABLES FINANCING AGREEMENT

        No notice has been received by the Company to terminate the Receivables Financing Agreement and so far as the Vendors are aware, no such notice of termination is pending or threatened. The Receivables Financing Agreement is in full force and effect.

10.     ACCURACY OF INFORMATION

        All information contained in this agreement and the Disclosure Letter and, so far as the Vendors are aware, all other information (other than expressions of opinion or any forecasts, estimates or budgets) given to the Purchaser, its solicitors, accountants, agents or other representatives by or on behalf of the Vendors concerning the Company or its business, assets or liabilities was when given and is now true and correct in all respects and, so far as the Vendors are aware, no matter or fact has not been disclosed the omission of which renders any such information untrue or misleading.

11.     INVESTMENT INTENT

11.1 Each of the Vendors warrants for itself that the Consideration Shares to be acquired by such Vendor at Completion in accordance with this agreement are being acquired solely for the Vendor's own account for investment purposes and not with a view to or in connection with any sale or other distribution thereof, within the meaning of the Securities Act, except to the extent that such Consideration Shares may be sold under an effective registration statement under the Securities Act and any applicable state securities law, or pursuant to exemptions from the registration requirement under the Securities Act and any applicable state securities law, supported by opinion of counsel reasonably acceptable to the Purchaser in respect of the availability if such exemptions.

11.2    Each of the Vendors further warrants for itself to the Purchaser that:

        (a) All of the Consideration Shares acquired by it are to be issued and sold to such Vendor without registration and in reliance upon certain exemptions under the

               Securities Act, and in reliance upon certain exemptions from registration requirements under any other applicable securities laws.

        (b) Such Vendor is not (and hereby so certifies) (a) a natural person resident in the United States; (b) a partnership or corporation organised or incorporated under the laws of the United States;
               (c) an estate of which any executor or administrator is a U.S. Person (as defined below); (d) a trust of which any trustee is a U.S. Person (as defined below); (e) an agency or branch of a foreign entity located in the United States; (f) a non-discretionary account or similar account (other than estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (as defined below); (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organised, incorporated, or (if an individual) resident in the United States; or (h) a partnership or corporation that (1) is organised or incorporated under the laws of any foreign jurisdictions; and
               (2) was formed by a U.S. Person (as defined below) principally for the purpose of investing in securities not registered under the Securities Act, unless such Vendor was organised or incorporated, and is owned, by "accredited investors" (as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act) who are not natural persons, estates or trusts. Each of the foregoing except to the extent deemed not to be a U.S. person in accordance with the terms of Rule 902(k)(2) of Regulation S under the Securities Act shall be collectively referred to herein as a "U.S. PERSON".

        (c) Such Vendor will make no transfer or assignment of any of the Consideration Shares except in compliance with the Securities Act and any other applicable securities laws.

        (d) Such Vendor agrees that, during the period ending on the anniversary of the Completion Date, prior to any transfer or disposition not registered under the Securities Act of any of the Consideration Shares, or any shares received from PRG on account of such Consideration Shares pursuant to a stock dividend, stock split, or similar event, such Vendor will give written notice to PRG, expressing the Vendor's intention to effect such transfer or disposition and describing the proposed transfer or disposition. Such notice shall be accompanied by an opinion of counsel for the Vendor, reasonably acceptable to PRG, that the proposed transfer is exempt from the registration requirement under the Securities Act and any applicable state securities laws.

        (e) Each Vendor acknowledges that if such Vendor is a U.S. Person, the Consideration Shares to be issued to him, her or it will be inscribed with the following legend, or other legend to the same effect, and agrees to the restrictions set forth therein:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will an assignee or endorsee hereof be recognised as an owner of the shares by the issuer unless (i) a registration statement under the Securities Act and other applicable securities laws with respect to the shares and the transfer shall then be in effect at the time of such sale or transfer, or (ii) in the opinion of counsel reasonably satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws."

        (f) Each Vendor acknowledges that, if such Vendor is not a U.S. Person, the Consideration Shares to be issued to him, her or it will be inscribed with the following legend, or other legend to the same effect, and agrees to the restrictions set forth therein:

               "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, which may include offers and sales in compliance with Regulation S under the Securities Act. Hedging transactions involving these securities may also not be conducted unless in compliance with the Securities Act."

        (g) In addition to, and not in limitation of, the foregoing, each Vendor that is a Company Affiliate, regardless of whether he, she or it is a U.S. Person, acknowledges that the Consideration Shares to be issued to him, her or it will be inscribed with the following legend, or other legend to the same effect, and agrees to the restrictions set forth therein:

               "The shares represented by this certificate are subject to certain restrictions on sale, transfer or other disposition
               pursuant to a sale and purchase agreement dated             1999,
               a copy of which is available for inspection at the offices of the issuer."

        (h) Such Vendor hereby certifies that if he, she or it is not a U.S. Person, he, she or it is not acquiring the Consideration Shares for the account or benefit of any U.S. Person.

        (i) Such Vendor acknowledges that the Purchaser shall be required pursuant to this agreement to refuse to register any transfer of Consideration Shares not made pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, which may include transfers in compliance with Regulation S.

        (j) Such Vendor is aware that no federal or state agency has made any recommendation or endorsement of the Consideration Shares or any finding or determination as to the fairness of the investment in such Consideration Shares.

        (k) To the best of such Vendors' knowledge, neither the Purchaser nor any person acting on its behalf has offered the Consideration Shares to the Vendor by means of newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

        (l) Such Vendor acknowledges that the Purchaser has made available all information concerning the Purchaser and its business, assets, liabilities, and rights which the undersigned has requested to obtain, including, without limitation, its articles of incorporation, amended and restated bylaws, the Purchaser's prospectus dated 8

               January 1999 (the "PRG PROSPECTUS"), Report on Form 10-K for the year ended 31 December 1998, annual report of the Purchaser to shareholders for the year ended 31 December 1998, proxy statement for the 1998 annual meeting of shareholders, preliminary proxy statement for special meeting of shareholders to be held on 15 September 1999, Form 10-Q for the quarters ended 31 March 1999 (as amended and restated on 12 August 1999) and 30 June 1999 and copies of all press releases issued by the Purchaser since 31 December 1998 including, without limitation to the generality of the foregoing, the press releases dated 19 July 1999 and 26 July 1999 (collectively, the "PRG PUBLIC FILINGS"). PRG has made available, and hereby agrees to continue to make available, any additional information which the undersigned may wish to obtain to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of any information contained in the documents described above.

        (m) Such Vendor hereby acknowledges that the Consideration Shares are a speculative investment. Such Vendor represents that it can bear the economic risks of such an investment for an indefinite period of time.

        (n) Such Vendor has such knowledge and experience in financial and business matters, and particularly the business conducted by the Purchaser, and is capable of evaluating the risk of the investment in PRG Common Stock contemplated by this agreement.

        (o) Such Vendor has carefully read this agreement and discussed its requirements and other applicable limitations (including those set forth in Rule 144 of the Securities Act) upon the transfer or other disposition of the Consideration Shares with legal counsel.

        (p) Such Vendor acknowledges that the desirability of an investment in the Purchaser may be influenced by the federal income tax consequences of its ownership of the Consideration Shares and by the various state and local tax consequences, arising from the transactions contemplated by this agreement. Because such tax effects depend, among other things, on the specific facts, circumstances and intentions of such Vendor, each Vendor confirms that it has consulted its own tax adviser with respect to tax consequences and has not relied upon the Purchaser or its representatives as to such matters. Each Vendor and such Vendor's advisers have taken into account the effects of federal, state and local tax laws on the Vendor's receipt of the Consideration Shares.

11.3 Each of the Vendors listed at numbers 1, 2, 3, 5, 7, 8 and 9 of part A of schedule 1 and each of the Vendors listed at numbers 8 and 9 of part B of schedule 1 (each a "RELEVANT VENDOR") hereby warrants for itself that it has not sold or otherwise reduced its investment risk (including, without limitation, pursuant to any hedging transaction) with respect to any Equity Interest at any time within the thirty-day period immediately prior to the Completion. Each Relevant Vendor covenants and agrees that it will not sell or otherwise reduce its investment risk in the Consideration Shares or in any other equity securities of the Purchaser that such Relevant Vendor now owns or may hereafter acquire until such time as the Purchaser publishes its financial results for at least 30 days of combined operations of the Purchaser and the Group.

12.     POOLING OF INTERESTS

        For the purposes of this Warranty 12 only, an entity is considered to be a subsidiary of another entity if that other entity (a) controls more than 50 per cent. of the voting stock of such entity or (b) has the ability to appoint more than 50 per cent. of the directors of such entity.

12.1    The Company owns no shares of the outstanding common stock of PRG.

12.2 There have been no transactions which have changed the total Equity Interests in the two years prior to Completion, including, without limitation, any alteration in the PSP or any creation, alteration or repayment of any Affiliate Loans in contemplation of the Pooling of Interests contemplated by this agreement.

12.3 The Company has purchased no treasury shares prior to the date of this agreement.

12.4 The Consideration Shares will be distributed pro rata amongst the Vendors by reference to their relative fair value ownership of the Equity Interests with the effect that, following Completion each Vendor will hold the same proportionate interest in Consideration Shares as it held in Equity Interests prior to Completion.

12.5 The Company has not been a subsidiary of, or controlled by, another entity.

12.6 No Vendor is under any obligation, contractual or otherwise, to vote in a certain fashion or as any person or entity may direct, with respect to any matter which may be put to a vote or otherwise come before the Company's equity holders.

12.7 Except for the Equity Interests, there are no outstanding shares, warrants, options, calls, debts, convertible securities or convertible debt, in each case of any nature whatsoever in relation to the Company, and there are in existence no contracts, commitments, agreements, arrangements or understandings in relation thereto, which could be considered to be equity interests in the Company.

12.8 In the two years prior to Completion, the Company has not made any written plans or entered into any verbal agreements or commitments which involve the potential issuance of, or changes in, any form of equity instrument of the Company in contemplation of the Pooling of Interests contemplated by this Agreement.

12.9 In the two years prior to Completion, no dividends or interest (save for interest paid in respect of the loan made by the Vendor listed at number 3 of part B of schedule 1 and of which the Purchaser has been made aware) has been paid to any Vendors on any Equity Interests.

13.     TAXATION

        RETURNS

13.1 The Company has paid all Tax which it has become liable to pay and is not under any liability to pay any penalty, interest, surcharge or fine in connection with any Tax.

13.2 The Company has made all returns, maintained all records, supplied all information and given all notices to any taxation authority as required by law within any requisite period and all such returns, information and notices were made on a proper basis and so far as the Vendors are aware they are not the subject of any dispute and to the best of the Vendors' knowledge and belief there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

13.3 The Company has properly deducted Tax at source and paid over such Tax in accordance with the system applicable in any relevant jurisdiction in respect of any Income Tax "Pay as You Earn" system and has duly paid and accounted for all national insurance, social security or like contribution required by any relevant jurisdiction and has complied with all its reporting obligations in connection with the benefits with a value in excess of(pound)500 provided for employees and directors in accordance with such system.

13.4 The Company is not involved in any dispute in relation to Tax and no taxation authority has investigated or indicated that it intends to investigate the Tax affairs of the Company other than under the normal tax audit procedures of the relevant taxation authority.

13.5 No action has been taken by the Company in respect of which any consent or clearance from a taxation authority was required save in circumstances where such consent or clearance was validly obtained.

        DISPOSAL OF ASSETS

13.6 No claim has been made for the depreciation of any asset of the Company for Tax purposes in circumstances in which the claim is likely to be disallowed.

13.7 Since the Accounts Date, the Company has not been involved in any transaction which has given or may give rise to a liability to Tax on the Company (or would have given or might give rise to such liability but for the availability of any relief, allowance, deduction or credit) other than taxation in respect of normal trading receipts of the Company arising from transactions entered into in the ordinary course of business.

13.8 The Company is not liable to pay taxation in respect of any hidden distributions of profit in any relevant jurisdiction.

13.9 The Company has not been involved in any share for share exchange or any scheme of reconstruction or amalgamation.

13.10 None of the assets owned by the Company at the date hereof and acquired by the Company in the six years ending on the date hereof were acquired from any company which at the time of acquisition was a member of the same group in the same jurisdiction for tax purposes as the first mentioned company and which will not be a member of the same group as a result of Completion.

        STAMP DUTY AND DOCUMENTARY TAXES

13.11 All documents which in the enforcement of which the Company is interested have been duly stamped and all such duty, interest and penalties have been duly paid.

13.12 The Company has no outstanding liability for any tax or duty on any contributions of capital whether formal or informal.

        ACCOUNTS

13.13 The Accounts for the Company make proper provision on reserve in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including in particular (but without prejudice to the generality of the foregoing) Tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to a person on or before the Accounts Date or by reference to any event occurring, acts done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

        VALUE ADDED TAX

13.14 The Company is registered for the purposes of the VAT legislation (or the equivalent Tax legislation in each jurisdiction where it carries on business "VAT legislation") and has made, given, obtained and kept complete, correct and up to date records, invoices and other documents required for the purposes of the relevant VAT legislation and, is not in arrears with any payment or returns due under the VAT legislation and has not been required by the relevant taxation authority in any applicable jurisdiction to give security under the VAT legislation.

13.15 The Company is not a member of a group of companies for the purposes of any relevant VAT legislation.

13.16 The Company has not within the last 12 months been in default in respect of any accounting period for VAT so as to give rise to any liability for a surcharge for default under the relevant VAT legislation.

        DUTIES

13.17 All VAT payable on the importation of goods and all excise or other import charges or duties payable to any relevant authority in respect of any assets (including without limitation, trading assets and stock) imported by the Company have been paid or provided for in full.

        SUBVENTIONS

13.18 The Company is not so far as the Vendors are aware under any current liability to repay any Tax, credit, subvention, subsidy or similar amount received from any taxation authority or other authority, body or person whatsoever.

13.19 No transaction, act, omission or event has occurred (including without limitation the execution or implementation of this agreement) in consequence of which the Company is or so far as the Vendors are aware may be held liable for any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax which is primarily or directly chargeable against or attributable to any person other than the Company.

13.20 No transaction, act, omission or event has occurred which has resulted or so far as the Vendors are aware could result in any charge, lien, security interest, encumbrance or other third party right arising over any of the Company's assets in respect of unpaid Tax.

        TRANSFER PRICING

13.21 The consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry by any taxation authority has been made in connection with any such transaction.

        RESIDENCE

13.22 The Company is not liable to Tax in any jurisdiction other than the jurisdiction in which it is incorporated nor does the Company have or has ever had a permanent establishment in a jurisdiction other than the jurisdiction of incorporation.

        DISTRIBUTIONS

13.23 The Company has not, in the last six years, made a distribution save as shown in the Accounts.

13.24 The Company has not, in the previous six years, deemed, repaid or purchased any of its own shares or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any kind or description.

        TAX AVOIDANCE

13.25 The Company has not entered into nor been a party to nor otherwise been involved in any marketed scheme or arrangement designed wholly or mainly for the purposes of avoiding, deferring or reducing a liability to Tax.

        DOUBLE TAXATION

13.26 The Company has made all claims necessary to obtain relief from double taxation under any relevant bilateral convention relation to double taxation in respect of income, profits, gains or payments accrued in the Accounts or made prior to the Accounts Date.

13.27 The Company is not an agent of another company for the purpose of assessing the latter to Tax (other than Vat) in the country of residence of the first company.

13.28 To the best of the Vendors' knowledge and belief the Company has not changed its country of residence without obtaining the appropriate mandatory consent from the relevant taxation authority.

        WITHHOLDINGS

13.29 The Company has deducted Tax from all payments in excess of (pound)1,000 made where required by applicable legislation and accounted to the relevant taxation authority for Tax so deducted.

        CONTROLLED FOREIGN COMPANIES

13.30 The Company has not been liable to Tax on the undistributed profits of any overseas subsidiary where the Company has a shareholding in excess of ten per cent. of such subsidiary.

        TAX SHARING

13.31 The Company is not bound by or party to (nor will it become bound by or party to) any tax indemnity, tax sharing or tax allocation agreement in respect of which claims would not be time barred.

        GROUPS

13.32 The Company is not and has never in the last 6 years been a member of a group of companies or a fiscal consolidation or a fiscal unity for the purposes of any corporate income Tax.

        EXEMPT COMPANY

13.33 The Company is an exempt company within the meaning of Article 123A of the Income Tax (Jersey) Law 1961.

                                   SCHEDULE 5
                              PURCHASER WARRANTIES

1.       PRG PUBLIC FILINGS AND PROXY STATEMENT

         (a)   The PRG Public Filings (as defined in Warranty 11.2 in schedule
               4) comply in all material respects with the applicable requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended, and, as of the dates thereof, to the Purchaser's knowledge, did not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein not misleading. All financial statements set forth in the PRG Public Filings present fairly the financial condition of the Purchaser and its affiliates on a consolidated basis as of (or for the period ending on) their respective dates.

         (b) Notwithstanding the foregoing, in respect of the Private Securities Litigation Reform Act of 1995, statements made by the Purchaser in the PRG Public Filings which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbour created by the Private Securities Litigation Reform Act of 1995. The Purchaser's future financial performance could differ significantly from that set forth in the PRG Public Filings, and from the expectation of management. Important factors that could cause the Purchaser's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, seasonality of the Purchaser's business, fluctuations in its quarterly operating results, dependence on key clients, the Purchaser's ability to replace revenues from clients who discontinue engagements with the Purchaser with revenues from new or existing clients, client bankruptcies, uncertainty of revenue recognition estimates and collection of contract receivables, risks associated with acquisitions and the Purchaser's management of expanding operations, and risks associated with international operations. For further information and other risk factors, please refer to the PRG Public Filings, including the "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" sections thereof.

2.      ORGANISATION AND EXISTENCE

        The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Georgia and has all corporate powers and all material governmental licenses, authorisations, consents and approvals required to carry on its business as now conducted.

3.      CORPORATE AUTHORISATION

        The execution, delivery and performance by the Purchaser of this agreement and the consummation by the Purchaser of the transactions contemplated hereby are within the corporate powers of the Purchaser and have been duly authorised by all necessary corporate action on the part of the Purchaser. This agreement constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms.

4.      GOVERNMENTAL AUTHORISATION

        The execution, delivery and performance by the Purchaser of this agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than such actions or filings that have been taken or made on or prior to the date hereof.

5.      NON-CONTRAVENTION

        The execution, delivery and performance by the Purchaser of this agreement does not contravene or conflict with the Articles of Incorporation or By-Laws of the Purchaser or so far as the directors of the Purchaser are aware, any provision of any law, regulation, judgment, injunction, order or decree binding upon the Purchaser.

6.      FINDER'S FEE

        There is no investment banker, broker, finder or other intermediary which has been retained by or is authorised to act on behalf of the Purchaser who might be entitled to any fee or commission from the Vendors upon consummation of the transactions contemplated by this agreement.

7.      LITIGATION

        There is no action, suit, investigation or proceeding pending against, or to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

8.      SHARES

        All of the Consideration Shares issued to the Vendor's Representative on behalf of the Vendors in connection with the transactions contemplated hereby are duly authorised, validly issued, fully paid and nonassessable shares of common stock of the Purchaser and are free from any Encumbrance.

9.      NO UNDISCLOSED MATERIAL LIABILITIES: NO MATERIAL ADVERSE CHANGE

        Other than as disclosed in the Purchaser's filings with the United States Securities and Exchange Commission pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended, or in the Purchaser's Disclosure Letter (i) there have been no material liabilities incurred by the Purchaser other than those incurred in the ordinary course of business consistent with past practice and (ii) there has not been any material adverse change in the business, assets or financial condition of the Purchaser.

10.     ACCURACY OF INFORMATION

        All information contained in this agreement and the Purchaser's Disclosure Letter and, so far as the Purchaser is aware, all other information (other than expressions of opinion or any forecasts, estimates or budgets) given to the Vendors, their solicitors, accountants, agents or other representatives by or on behalf of the Purchaser concerning the Purchaser or its business, assets or liabilities was when given and is now true and correct in all respects and, so far as the Purchaser, is aware no matter or fact has not been disclosed the omission of which renders any such information untrue or misleading.

11.     POOLING OF INTERESTS

        For the purposes of this Purchaser's Warranty 11 only an entity is considered to be a subsidiary of another if that other entity (a) controls more than 50 per cent. of the voting stock of such entity or
        (b) has the ability to appoint more than 50 per cent. of the directors of such entity.

11.1    The Purchaser owns no shares in the capital of the Company.

11.2 There have been no transactions which have changed the total equity interests of the Purchaser in the two years prior to Completion in contemplation of the Pooling of Interests contemplated by this agreement.

11.3 There have been no grants of stock options under the Purchaser's stock plans in the two years prior to Completion in contemplation of the Pooling of Interests contemplated by this agreement.

11.4 The decision to dispose of shares in the Purchaser by officers in the PRG Group in secondary offerings in 1997 and 1998 was not taken in contemplation of a Pooling of Interests with the Company.

11.5 The Purchaser has purchased no treasury shares prior to the date of this agreement.

11.6 The Purchaser has not been a subsidiary of, or controlled by, another entity.

11.7 In the two years prior to Completion, the Purchaser has not made any written plans or entered into any verbal agreement or commitments which involve the potential issuance of, or changes in, any form of equity instrument of the Purchaser in contemplation of the Pooling of Interests contemplated by this agreement.

11.8    The Purchaser has not paid any dividends on any of its equity interests.

11.9 There are no relationships between the Purchaser and the Company which would cause a breach of the independence condition required in respect of a Pooling of Interests.

                                   SCHEDULE 6
                                 THE PROPERTIES


1.             ADDRESS OF PROPERTY:          Meridian House
                                             202-204 Finchley Road
                                             London
                                             NW3 6BX


                                             See Note below


2.             ADDRESS OF PROPERTY:          9 Summit Road
                                             Dunkeld West 2196
                                             Johannesburg
                                             South Africa

                                             See Note below

               NOTE: Meridian VAT Reclaim (UK) Limited, Meridian VAT Reclaim Services
                                             Limited, and Vatclaim International
                                             (UK) Limited occupy premises at
                                             Meridian House, 202-204 Finchley
                                             Road, London NW3 6BX under an
                                             informal arrangement with Carlyle
                                             Corporate Services Limited (the
                                             "LANDLORD") which is owned by a
                                             trust of which a director of the
                                             Vendor may be a beneficiary.

                                             Vatclaim International (Pty)
                                             Limited and Meridian VAT Reclaim
                                             (Pty) Limited occupy premises at 9
                                             Summit Road, Dunkeld West 2196,
                                             Johannesburg, South Africa under an
                                             informal arrangement with the
                                             lessee of those premises.

                                             The continued occupancy of these
                                             premises and the terms and
                                             conditions of any continuing
                                             occupancy are matters which the
                                             Purchaser considers should be
                                             negotiated and agreed between the
                                             Landlord of Meridian House and the
                                             lessee of the Dunkeld premises and
                                             the Purchaser.


3.             PROPERTY:                     Suite 505, Gicec Centre, 28 Queen's
                                             Road East, Wanchai, Hong Kong.

               DESCRIPTION:                  Office space

               DATE AND TERM OF LEASE:       Commencement - 1 April 1999 -
                                             Duration 2 years

               TENANT:                       Meridian VAT Reclaim Hong Kong
                                             Limited

               LANDLORD:                     Tech Base Enterprises Limited

               ANNUAL RENT:                  HK$108,000


4.             PROPERTY:                     Trockenloostrasse 47,
                                             8105 Regensford, CH-8002, Zurich

               DESCRIPTION:                  Office Nr.2 - 80 sq metres

               DATE AND TERM OF LEASE:       Commencement - 1 July 1994 -
                                             6 month notice period

               TENANT:                       Meridian VAT Reclaim (Schweiz) A G

               LANDLORD:                     Treuhandburo Eisenegger AG

               ANNUAL RENT:                  CHF 11,556


5.             PROPERTY:                     Glockengiesserwall 26, D-20095
                                             Hamburg

               DESCRIPTION:                  Office space 15 s. metres

               DATE AND TERM OF LEASE:       Commencement - 1 February 1999 -
                                             3 month notice period

               TENANT:                       Meridian VAT Reclaim GmbH

               LANDLORD:                     Pedus Dussman GmbH & Co KG

               ANNUAL RENT:                  DM 33,408


6.             PROPERTY:                     Heinrich-Heine Allee 53 D-40213
                                             Dusseldorf

               DESCRIPTION:                  Office space - 24 sq metres

               DATE AND TERM OF LEASE:       Commencement -1 December 1998 -
                                             November 1999

               TENANT:                       Meridian VAT Reclaim GmbH

               LANDLORD:                     Regus Business Centre GmbH

               ANNUAL RENT:                  DM 87,624

7.             PROPERTY:                     Ridler Strasse 11, D-80339, Munchen

               DESCRIPTION:                  1) Office space - 21 sq metres
                                             2) Office space - 16 sq metres

               DATE AND TERM OF LEASE:       1)  Commencement  - 1  November  1996  - 3  month
                                             notice period
                                             2) Commencement - 1 March 1999 - 31 December 1999

               TENANT:                       Meridian VAT Reclaim GmbH

               LANDLORD:                     Partnership Buroservice und Dienstleistung GmbH

               ANNUAL RENT:                  1) DM 36,156
                                             2) DM 26,699


8.             PROPERTY:                     Karntner Ring 5-7/7
                                             1010 Wien
                                             Austria

               DESCRIPTION:                  Office

               DATE AND TERM OF LEASE:       Commencement  - 15 January  1999 - 15 June 1999 -
                                             6 month notice period

               TENANT:                       Meridian VAT Reclaim GmbH

               LANDLORD:                     WNC+F Buroservice GmbH

               ANNUAL RENT:                  ATS 93,180



9.             ADDRESS OF PROPERTY:          Meridian VAT Reclaim (India) Pvt Ltd
                                             E18, B-1 Extm, Mohan Co-op Industrial Estate New
                                             Delhi 110044



10.            ADDRESS OF PROPERTY:          Meridian VAT Reclaim (India) Pvt Ltd
                                             612, Embassy Centre, Nariman Point,
                                             Mumbai - 400 021


11.            ADDRESS OF PROPERTY:          Meridian VAT Reclaim (India) Pvt Ltd
                                             Room No. 3, 2nd Floor,
                                             Fagun Chambers No. 26A,
                                             Commander in Chief Road
                                             Madras - 600 105


12.            ADDRESS OF PROPERTY:          Meridian VAT Reclaim (India) Pvt Ltd
                                             35/10, Langford Road Cross
                                             Bangalore - 560 025


13.            ADDRESS OF PROPERTY:          Meridian VAT Reclaim (India) Pvt. Ltd.
                                             1, Aahirl Pukur Lane,
                                             Calcutta - 700 019

Meridian India has entered into informal rental agreements with Banaras House, the managing director of which is also the chairman of Meridian India

14.            PROPERTY:                     Portion  of 8th Floor 125 West 55th Street,
                                             New York

               DESCRIPTION:                  Office space

               DATE AND TERM OF LEASE:       Lease runs until 28/2/2001. Lease dated
                                             23/9/93.

               LANDLORD:                     MAK West 55th Street Associates

               TENANT:                       Meridian VAT Reclaim Inc.

               ANNUAL RENT:                  $235,907 Commencement date to first anniversary
                                             $279,996 First anniversary to
                                             second anniversary $289,419 Second
                                             anniversary to third anniversary
                                             $298,842 Third anniversary to
                                             Expiration Date

               PRESENT USE:                  Office Space

15.            PROPERTY:                     209 La Salle Street, Chicago, Illinois 60604

               DESCRIPTION:                  Office space

               DATE AND TERM OF LEASE:       Commencement 1/3/98. Term 2 years 10 months
                                             Expiry Date 31 December 2000

               TENANT:                       Norwest Bank Minnesota, NA

               SUBTENANT:                    Meridian VAT Reclaim Inc


               MONTHLY BASE RENT:            $1,280.09 (1st 11 months) $1,305.69
                                             (next 12 months) $1,331.30 (onwards)

               PRESENT USE:                  Office Space


16.            PROPERTY:                     Suite 315, 2630 Fountainview, Houston, Texas

               DESCRIPTION:                  Office Space 553 sq feet

               DATE AND TERM OF LEASE:       Commencement Date: 15 September 1998
                                             Expiry Date: 15 September 2000

               LANDLORD:                     Waco Investments Corporation

               TENANT:                       Meridian VAT Reclaim Inc

               ANNUAL BASE RENTAL            $6,360

               PRESENT USE:                  Office Space


17.            PROPERTY:                     Suite 402,  4th Floor,  75 Miller  Street,  North
                                             Sydney

               DESCRIPTION:                  Office space on 4th Floor of the building

               DATE AND TERM OF LEASE:       Term 3 yrs.  Commencement dated 19/3/97
                                             Termination Date 18/3/2000

               LANDLORD:                     Glebe Administration Board

               TENANT:                       Meridian VAT Reclaim Australia Pty Ltd

               ANNUAL RENTAL:                A$34,450

               NEXT RENT REVIEW:             Was on 19/3/97

               PRESENT USE:                  Office Space


18.            PROPERTY:                     Suite 5, Level 1 (80 sq m)
                                             14 Queens Road Melbourne

               DESCRIPTION:                  Office Space

               DATE AND TERM OF LEASE:       Term 3 years commencement date 1/8/1997

               LANDLORD:                     Hendine PTY Ltd

               TENANT:                       Meridian VAT Reclaim Australia (PTY) Ltd

               ANNUAL RENTAL:                A$ 12,000 (1st year) A$ 12,600 (2nd year)
                                             A$ 13,230 (3rd year)

               PRESENT USE:                  Office Space


19.            PROPERTY:                     Suite 550, Le Parc Office Tower, 8500 Leslie
                                             Street, Markham

               DESCRIPTION:                  805 square feet (Usable Area) + 879 feet
                                             (Rentable Area)

               DATE AND TERM OF LEASE:       5 years from commencement date 1 May 1999
                                             Expiring on 30 April 2004

               LANDLORD:                     Shatsford Developments Inc.

               TENANT:                       Meridian VAT Reclaim Canada Inc

               ANNUAL RENTAL:                C$14,943

               PRESENT USE:                  Office Space


20.            PROPERTY:                     Suite No 420 of Candler Building/127 Peachtree
                                             Street, Atlanta, Georgia

               DESCRIPTION:                  900 square feet

               DATE AND TERM OF LEASE:       1/9/94 - 31/8/99

               LANDLORD:                     REM Associates LP / The Candler Building

               TENANT:                       Meridian VAT Reclaim, Inc.

               ANNUAL RENTAL:                $1,151.25 per month

               PRESENT USE:                  Office Space

21.            PROPERTY:                     Leasehold Property Premises at Tallaght Business
                                             Park, Dublin

                                             Area A: 10,000 square feet, Area B: 5,000 square
                                             feet and Area C: 5,000 square feet.
               DATE AND TERM OF LEASE:       ENDS: 03/05/2001

               LANDLORD:                     The Industrial Development Agency (Ireland)

               TENANT:                       Meridian VAT Processing (International) Ltd

               ANNUAL RENTAL:                3rd May 1997 - 3rd May 2001: IR(pound)120,000

               PRESENT USE:                  Processing Centre

               SUPPLEMENTARY LEASE:          4000 square feet

               TERM:                         April 1999 to September 1999


               RENTAL:                       IR(pound)9000


22.            PROPERTY:                     Suite 530 152 North Third Street San Jose CA
                                             95113

               DESCRIPTION:                  Office space on 5th floor of office building
                                             867 sq ft

               DATE AND TERM OF LEASE:       Commencement date 1 November 1998
                                             3 years

               LANDLORD:                     Cornerstone Properties II, LLC

               TENANT:                       Meridian VAT Reclaim, Inc.

               MONTHLY RENTAL:               Year 1   $2,037-45
                                             Year 2   $2,124-15
                                             Year 3   $2,210.85

               PRESENT USE:                  Office Space



23.            PROPERTY:                     7F Shiba Building, 2-3-4 Shiba-koen, Minato-ku,
                                             Tokyo

               DESCRIPTION:                  7th Floor of a 30 year old 9 storey office
                                             building (approx 1625 sq ft)

               DATE AND TERM OF LEASE:       1/7/99 - 30/6/2001

               LANDLORD:                     Sub-leased from Advantage Partner's Inc

               TENANT:                       Meridian VAT Reclaim Japan Inc Tokyo Office

               ANNUAL RENTAL:                Yen 8,607,756 (Yen 717,313 per month). Rental
                                             fee is discounted

               NEXT RENT REVIEW:             1/9/99

               PRESENT USE:                  Main office for Meridian Japan


24.            PROPERTY:                     Walther - Wilshire Building
                                             2530 Wilshire Boulevard
                                             Santa Monica
                                             California

               DESCRIPTION:                  3rd Floor Office Space

               DATE AND TERM OF LEASE:       Commencement - 15 December 1998
                                             Expiry date 15 January 2001

               TENANT:                       Meridian VAT Reclaim Inc

               LANDLORD:                     Henry W Walther and Janet C Walther

               MONTHLY RENT:                 $1,050

               PRESENT USE:                  Office Space


25.            PROPERTY:                     Hanahara Building, 6-8-8 Nishinakajima,
                                             Yodagawa-ku, Osaka

               DESCRIPTION:                  Part of 3rd floor of a 5 year old 8 storey
                                             office building (approx 890 sq ft)

               DATE AND TERM OF LEASE:       31/1/98 - 2 years, but terminating on 31/7/99

               LANDLORD:                     Hanahara Aiko

               TENANT:                       Meridian VAT Reclaim Japan Inc


               ANNUAL RENTAL:                Yen 4,277,544

               NEXT RENT REVIEW:             31/1/2000

               PRESENT USE:                  Osaka Office

26.            PROPERTY:                     19F, 198 Eul-Jilo, 2-Ka, Chung-ku, Seoul, Korea

               DESCRIPTION:                  Small  section  of  shared  office  in  large  25
                                             storey office building (approx 340 sq ft)

               DATE AND TERM OF LEASE:       28/2/98 - 2 year

               LANDLORD:                     Sub-leased from Telecom Corporation

               TENANT:                       Meridian VAT Reclaim Korea Co Ltd

               ANNUAL RENTAL:                KOW 22,248,000 (Korean currency)

               NEXT RENT REVIEW:             28/2/2000

               PRESENT USE:                  Main office for Meridian Korea

27.            PROPERTY:                     Doshomachi Goto Building
                                             2-2-6, Doshomachi
                                             Chuo-Ku, Osaka

               DESCRIPTION:                  8th  Floor  of a 10  year  old  9  storey  office
                                             building (284.11 square metres)

               DATE AND TERM OF LEASE:       25/2/99 - 2 years

               LANDLORD:                     Sub-leased from Choei Advantage Co. Ltd

               TENANT:                       Meridian VAT Reclaim Japan Inc.

               ANNUAL RENTAL:                Yen 1,942,920

               PRESENT USE:                  New Osaka Office


                                   SCHEDULE 7
                  DISPUTE RESOLUTION AND ARBITRATION PROCEDURE

(A)      DISPUTE RESOLUTION AND ARBITRATION PROCEDURES

Any dispute, controversy, proceeding or claim of whatever nature arising out of or in any way relating to either a General Indemnified Claim or a claim under the Purchaser Warranties shall be governed by the following procedures and the Arbitration Rules attached as schedule 7(B):

1. PRG (in the case of a General Indemnified Claim) or the Vendors' Representative (in the case of a claim under the Purchaser Warranties) ("CLAIMANT") shall deliver to the Vendors' Representative and the Escrow Agent (in the case of a General Indemnified Claim) or to the Purchaser (in the case of a claim under the Purchaser Warranties) ("RESPONDENT") written notice (the "CLAIM NOTICE") asserting the making by the Claimant of a claim, identifying the warranty or indemnity under which the claim is made, and stating the disputed amount in US$ together (in the case of a General Indemnified Claim) with a calculation of the estimated number of Escrow Shares of equivalent value (in US$) to the disputed amount (the "CLAIM"). The Claim Notice shall set out full particulars of the Claim and shall be accompanied by copies of all documents on which the Claimant relies in support of its Claim and written statements from all witnesses on whose evidence the Claimant relies in support of its Claim.

2. In the event that the Claim is disputed, no more than 15 business days after receipt of the Claim Notice the Respondent shall deliver to the Claimant and in the case of a General Indemnified Claim the Escrow Agent, either (1) written notice (the "NOTICE OF DISPUTE") that the Claim is disputed, such notice to include the grounds and reasonable details of such dispute or (2) a notice stating that the Claim is not disputed (the "ACCEPTANCE NOTICE") and, in the case of a General Indemnified Claim, a request that the Escrow Agent deliver to PRG the number of Escrow Shares identified in the Claim Notice.

3. In the event that the Respondent timely gives to the Claimant a Notice of Dispute relating to the Claim in accordance with paragraph 2 above, senior representatives of the Claimant and the Respondent shall meet and attempt in good faith to resolve the dispute as identified in the Notice of Dispute (the "DISPUTE") within a period of 10 business days after the Claimant's receipt of the Notice of Dispute (the "INFORMAL NEGOTIATION PERIOD"). If the Claimant and the Respondent resolve the Dispute within this period, the Respondent shall, in the case of General Indemnified Claim, notify the Escrow Agent in writing of the number of Escrow Shares which the parties have agreed will satisfy the Claim (if any) and request the Escrow Agent to deliver the same to PRG. (All notices given pursuant to these Dispute Resolution and Arbitration Procedures shall be given in accordance with the Agreement.)

4. If the Dispute is not resolved by the end of the Informal Negotiation Period, the Dispute shall be finally resolved by arbitration and the Respondent shall, within 10 business days (the "APPOINTMENT PERIOD") after the end of the Informal Negotiation Period or the failure to resolve the Dispute, whichever is earlier, select from the Approved Arbitrators List attached as schedule 7(C) hereto an arbitrator who is willing and able to conduct the arbitration in accordance with these procedures and the Arbitration Rules attached as schedule 7(B) hereto (the "ARBITRATOR"). The Respondent shall notify the Claimant in writing of the appointment of the Arbitrator prior to the expiration of the Appointment Period and shall provide a copy of the Arbitrator's acceptance of such appointment to the Claimant.

5. If the Respondent fails to appoint an Arbitrator in accordance with paragraph 4 above or fails to give a Notice of Dispute or an Acceptance Notice to the Claimant and, in the case of General Indemnified Claim, the Escrow Agent in accordance with paragraph 2 above, the Claimant shall appoint an Arbitrator from the Approved Arbitrators List and shall notify the Respondent in writing of the appointment of the Arbitrator within 2 business days after the appointment thereof and shall provide a copy of the Arbitrator's acceptance of such appointment to the Respondent.

6. Following the appointment of the Arbitrator in accordance with paragraph 4 or 5 above, the Arbitrator, after consultation with the parties, within 3 business days of his or her appointment, shall schedule an arbitration hearing (the "ARBITRATION") to be conducted over a period not to exceed 3 consecutive business days in London, England and shall notify the parties in writing of the Arbitration date (the date of such notification being hereinafter referred to as the "NOTIFICATION DATE"). The date of the Arbitration shall be not less than 15 business days and not more than 30 business days after the Notification Date. If the Arbitrator is unable to schedule and complete the Arbitration according to these Arbitration Procedures and the Arbitration Rules, for any reason, the party who appointed the Arbitrator shall appoint a replacement from the Approved Arbitrators List within 2 business days of receiving notice from the Arbitrator of his inability to act and if such replacement appointment is not made within 2 business days the other party shall appoint a replacement within a further 2 business days. In the event that a replacement arbitrator is appointed, the Arbitration Procedures shall apply from the date of the appointment as if such appointment had been made in accordance with paragraph 4 or 5 above.

7. It is understood and agreed that the Arbitrator's award shall relate solely to the Dispute (or, in the absence of a Notice of Dispute or an Acceptance Notice, the Claim), shall determine only the entitlement of the party or parties to, in the case of General Indemnified Claim, that portion of the Escrow Shares or, in the case of a claim under the Purchaser Warranties ,the payment, which is the subject of the Dispute (or the Claim) and shall in no way determine fault or breach for any other purpose or involve any other matter relating to the Agreement or the Escrow Agreement. PRG and the Vendors' Representative agree that the Arbitrator's award shall be final and binding upon them with respect to the Dispute.

(B)     ARBITRATION RULES

1. Within 10 business days after the Notification Date, the Claimant and the Respondent shall deliver to each other and the Arbitrator:

        (a) a list of the witnesses which it intends to call at the Arbitration hearing and written statements of each witness which, in the case of the Claimant shall be the same as accompanied the Claim Notice. The maximum number of witnesses (including experts) that each party may call is two;

        (b) a copy of all documents on which such party intends to rely in any oral or written presentation to the Arbitrator;

        (c) a brief outline of the specific arguments to be made and the legal authorities upon which the party intends to rely; and

        (d) a submission by each party of its proposed ruling and remedy, such submission not to exceed 20 pages and to specify all relevant amounts in US$.

        The Claimant shall not be entitled to rely on any documents copies of which did not accompany the Claim Notice and shall not be entitled to rely on the evidence of any witnesses whose written statements did not accompany the Claim Notice.

2. Each party shall have the right to require the Arbitrator to hear each witness at the Arbitration hearing and to cross-examine the other party's witnesses. The brief summary of evidence in paragraph 1(a) above should stand as evidence in chief. The cross-examination of each witness shall not exceed 3 hours and the re-examination shall not exceed 1/2 hour. Each party shall be entitled to 1 day to introduce its case and make all other representations.

3. The Arbitrator shall rule on the Dispute and make his award within 3 business days following completion of the Arbitration hearing. Such ruling and award shall adopt in its entirety either the Claimant's or the Respondent's proposed ruling and remedy referred to in paragraph 1(d) above. The Arbitrator shall not issue any written opinion or otherwise explain the basis of the ruling and award.

4. The fees of the Arbitrator together with the reasonable legal and, if any, expert fees (as agreed or, in the absence of agreement, as determined by the Arbitrator) of the prevailing party shall be paid in full by the losing party.

5. The ruling of the Arbitrator shall be final, binding and non-appealable and may be entered as a final judgement in any court having jurisdiction.

6. Except as required by law, the existence of the dispute, any settlement negotiations, the Arbitration, any submissions or documents referred to, disclosed or used and the rulings shall be deemed confidential information and shall not be disclosed or used by any party (unless such information is or becomes ascertainable from public sources or the public disclosure of such information is, in the good faith judgement of the disclosing party, required by law or regulatory requirement).

7. Save as provided otherwise above, the Arbitration Act 1996 shall apply to the Arbitration.

(C)      APPROVED ARBITRATORS LIST


1. John Kendall, The Manor House, St David's Street, Presteigne, Powys LD8 2BP, Wales

2.      Philip Naughton QC, 3 Serjeants' Inn, London EC3Y 1BQ

3.      Bernard Eder QC, Essex Court Chambers, 24 Lincolns Inn Fields, London
        WC2A 3ED

4.      Bruce Brodie, 39 Essex Street, London WC2R 3AJ

5. Any other person who by written agreement of the parties is added to this Approved Arbitrators List following completion.

6. An arbitrator nominated by the then Registrar of the LCIA (such an arbitrator to be selected only in the event that none of the other arbitrators listed above is able, for any reason, to accept an appointment pursuant to paragraph 4 or 5 of the Arbitration Procedures).

                                   SCHEDULE 8
                             AFFILIATE LOAN SCHEDULE

Signed as a deed by CAVERSHAM TRUSTEES           )
LIMITED as trustee of THE BARON                  )
SETTLEMENT acting by a director duly             )
authorised for these purposes                    )
                                                 )


                                       Director      S. Whale





Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney of KI               )
CORPORATION, LTD pursuant to a power of          )
attorney dated 5 August 1999, WARREN             )
FINANCIAL SERVICES LIMITED acting by a           )
director and its secretary/two directors         )
                                                 )

                                       Director      A. Evans



                             Secretary/Director      T. Coote


Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for DR              )
STEINBRUGGER as trustee of the DENOR             )
TRUST pursuant to a power of attorney            )
dated 9 July 1999, WARREN FINANCIAL              )
SERVICES LIMITED acting by a director            )
and its secretary/two directors                  )
                                                 )

                                       Director      A. Evans


                             Secretary/Director      T. Coote

Signed as a deed by LISDAR LIMITED               )
acting by a director and its                     )
secretary/two directors                          )

                                       Director      S. Whale



                             Secretary/Director      N. Bell





Signed as a deed by WARREN FINANCIAL SERVICES    )
LIMITED as attorney for DEBORAH P. FEROLITO      )
pursuant to a power of attorney dated 9 July     )
1999, WARREN FINANCIAL SERVICES LIMITED acting   )
by a director and its secretary/two directors    )
                                                 )

                                       Director      A. Evans



                             Secretary/Director      T. Coote


Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for                 )
NORMANDY INVESTMENTS INC. pursuant to a          )
power of attorney dated 9 July1999,              )
WARREN FINANCIAL SERVICES LIMITED                )
acting by a director and its                     )
secretary/two directors                          )
                                                 )

                                       Director      A. Evans



                             Secretary/Director      T. Coote

Signed as a deed by CAVERSHAM TRUSTEES           )
LIMITED as trustee of THE GOODMAN TRUST          )
acting by a director duly authorised             )
for the purpose                                  )

                                       Director      S. Whale







Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for                 )
INDUSTRIE UND FINANZKONTOR as trustee            )
of the EURONA FOUNDATION (A/C/ PK)               )
pursuant to a power of attorney dated 5          )
August 1999, WARREN FINANCIAL SERVICES           )
LIMITED acting by a director and its             )
secretary/two directors                          )
                                                 )


                                       Director      A. Evans


                             Secretary/Director      T. Coote



Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for                 )
INDUSTRIE UND FINANZKONTOR as trustee            )
of the EURONA FOUNDATION (A/C LM)                )
pursuant to a power of attorney dated            )
5 August 1999, WARREN FINANCIAL                  )
SERVICES LIMITED acting by a director            )
and its secretary/two directors                  )
                                                 )

                                       Director      A. Evans

                             Secretary/Director      T. Coote

Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for                 )
RADCLIFFES TRUSTEE COMPANY SA AND                )
CENTRAL INDEPENDENT TRUSTEES LIMITED as          )
trustees of the BORDEAUX TRUST pursuant          )
to powers of attorney dated  2 August            )
and 5 August 1999 respectively, WARREN           )
FINANCIAL SERVICES LIMITED acting by a           )
director and its secretary/two directors         )
                                                 )
                                                 )


                                       Director      A. Evans


                             Secretary/Director      T. Coote





Signed as a deed by WARREN FINANCIAL SERVICES    )
LIMITED as attorney for STEVEN KRELL pursuant    )
to a power of attorney dated                     )
9 July 1999, WARREN FINANCIAL SERVICES LIMITED   )
acting by a director and its secretary/two       )
directors                                        )


                                       Director      A. Evans


                             Secretary/Director      T. Coote

Signed as a deed by WARREN FINANCIAL SERVICES    )
LIMITED as attorney for STACI KRELL pursuant     )
to a power of attorney dated 9 July 1999,        )
WARREN FINANCIAL SERVICES LIMITED acting by a    )
director and its secretary/two directors         )
                                                 )

                                       Director      A. Evans



                             Secretary/Director      T. Coote





Signed as a deed by CARLYLE CORPORATE            )
SERVICES LIMITED acting by its sole              )
director                                         )
                                                 )

                                       Director      B.A. Stiefel







Signed as a deed by CARLYLE CORPORATE            )
SERVICES (CI) LIMITED acting by a                )
director and its secretary/two directors         )
                                                 )

                                       Director      S. Whale



                             Secretary/Director      N. Bell

Signed as a deed by WARREN FINANCIAL             )
SERVICES LIMITED as attorney for NATHAN          )
KIRSH pursuant to a power of attorney            )
dated 5 August 1999, WARREN FINANCIAL            )
SERVICES LIMITED acting by a director            )
and its secretary/two directors in the           )
presence of:-                                    )
                                                 )



                                       Director      A. Evans

                             Director/Secretary      T. Coote





Signed as a deed by THE PROFIT RECOVERY          )
GROUP INTERNATIONAL, INC. acting by:-            )
                                                 )


                        Duly Authorised Officer      C. McKellar Jr.



                        Duly Authorised Officer      T.M. Mills